EXHIBIT 2.1

PLAN OF REORGANIZATION
FROM MUTUAL SAVINGS BANK TO MUTUAL HOLDING
COMPANY

OF

WAUWATOSA SAVINGS BANK
Wauwatosa, Wisconsin

As adopted on May 17, 2005,
and amended on June 3, 2005

RECITALS	1

ARTICLE I. DEFINITIONS	2

Associate	2
Capital Stock	2
Code	3
Common Stock	3
Community Offering	3
Conversion Transaction	3
Defined Benefit Pension Plan	3
Deposit Account	3
Director	3
Effective Date of the Reorganization	3
Eligible Account Holder	3
Eligibility Record Date	3
Employee Plans	3
Employee Stock Benefit Plan	3
FDIC	4
FDIC’s Mutual Holding Company Regulations	4
Foundation	4
FRB	4
HOLA	4
Interim 1	4
Interim 2	4
Members	4
Merger	4
MHC	4
Minority Stock Issuance Application	4
Minority Stock Offerings	5
Notice	5
Officer	5
Other Members	5
Person	5
Plan of Merger	5
Plan of Reorganization	5
Prospectus	5
Proxy Statement	5
Qualifying Deposit	5
Registration Statement	6

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Reorganization	6
RRPs	6
SEC	6
Special Meeting	6
Stock Bank	6
SHC	6
Stock Issuance Plan	6
Stock Offering	6
Stock Option Plan	7
Subscription Offering	7
Supplemental Eligibility Record Date	7
Supplemental Eligible Account Holder	7
Syndicated Community Offering	7
Voting Record Date	7
WDFI	7
WDFI’s Mutual Holding Company Regulations	7
WSB	7

ARTICLE II. BUSINESS PURPOSES FOR THE REORGANIZATION	8

ARTICLE III. CERTAIN EFFECTS OF THE REORGANIZATION; OWNERSHIP AND OPERATION OF SHC AND STOCK BANK; FUNDING OF CHARITABLE FOUNDTION	9

3.1 Reorganization Overview	9
3.2 Reorganization Structure	9
3.3 Notices and Applications	11
3.4 Operations; Directors	11
3.5 Retained Earnings	12
3.6 Stock Issuances	12
3.7 Funding of Charitable Foundation	12
3.8 Out-of-Market Deposit Accounts	12

ARTICLE IV. OPERATION AND OWNERSHIP OF THE STOCK BANK AND EFFECT ON RIGHTS OF MEMBERS	13

4.1 Membership Rights	13
4.2 Depository Accounts	13
4.3 Loans	13

ARTICLE V. OPERATION AND OWNERSHIP OF THE MHC AND EFFECT ON RIGHTS OF MEMBERS	13

5.1 Ownership	13

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5.2 Management	14

ARTICLE VI. CONDITIONS TO IMPLEMENTATION OF THE REORGANIZATION	14

ARTICLE VII. SPECIAL MEETING OF MEMBERS	15

7.1 Special Meeting	15
7.2 Proxy Statement	15
7.3 Vote Required	16
7.4 Effect of Approval	16

ARTICLE VIII. ARTICLES OF INCORPORATION AND BYLAWS OF THE MHC	16

ARTICLE IX. ARTICLES OF INCORPORATION AND BYLAWS OF THE SHC AND THE STOCK BANK	17

9.1 Stock Bank	17
9.2 SHC	17

ARTICLE X. ACCOUNTS AND LOANS SUBSEQUENT TO THE REORGANIZATION	17

10.1 Deposit Accounts	17
10.2 Loans	17

ARTICLE XI. RIGHTS OF MEMBERS OF THE MHC	17

ARTICLE XII. CONVERSION OF MHC TO STOCK FORM	18

ARTICLE XIII. TIMING OF THE REORGANIZATION	18

ARTICLE XIV. MISCELLANEOUS	19

14.1 No Financing by WSB	19
14.2 Interpretations Final	19
14.3 Expenses	19
14.4 Amendments; Termination	19

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APPENDICES

A. PLAN OF STOCK ISSUANCE

B. PLAN OF MERGER

C. ARTICLES OF INCORPORATION OF MHC

D. BYLAWS OF MHC

E. ARTICLES OF INCORPORATION OF STOCK BANK

F. BYLAWS OF STOCK BANK

G. ARTICLES OF INCORPORATION OF SHC

H. BYLAWS OF SHC

I. WSB BRANCH OFFICES

J. POLICY REGARDING REJECTION OF OUT-OF-MARKET DEPOSIT ACCOUNTS

K. FORM OF PROPOSED STOCK CERTIFICATE

L. FORM OF PROPOSED STOCK ORDER FORM

M. ESTIMATED EXPENSES OF REORGANIZATION AND STOCK OFFERING

[Appendices J through M have been omitted from version filed with the SEC.]

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     THIS PLAN OF REORGANIZATION is adopted by the Board of Directors of Wauwatosa Savings Bank, Wauwatosa, Wisconsin (“WSB”), a Wisconsin-chartered mutual savings bank, on May 17, 2005, and amended on June 3, 2005, under which WSB proposes to reorganize into the mutual holding company form of organization and operate as an indirect subsidiary of a mutual holding company.

RECITALS

     WHEREAS, as a result of the Reorganization, WSB will establish Lamplighter Financial, MHC (“MHC”) as a Wisconsin-organized mutual holding company, and all of the current ownership and voting rights of the Members of WSB will become the rights of Members of the MHC. The Reorganization of WSB into the mutual holding company structure includes the conversion of WSB to a Wisconsin stock savings bank (“Stock Bank”) and the formation of Wauwatosa Holdings, Inc., a Wisconsin corporation, which will be the middle tier stock holding company (“SHC”). SHC will be a majority-owned subsidiary of the MHC, and Stock Bank will be a wholly-owned subsidiary of SHC.

     WHEREAS, in adopting this Plan, the Board of Directors has determined that the Reorganization is in the best interests of WSB and its Members. Formation of the MHC under Federal Deposit Insurance Corporation (“FDIC”), the Board of Governors of the Federal Reserve System (“FRB”) and Wisconsin Department of Financial Institutions (“WDFI”) regulations presents WSB with a method of preserving the mutual form of organization, while positioning WSB to be an active and effective participant in the rapidly changing financial services industry. Formation of SHC as a mid-tier holding company will permit the SHC to issue Capital Stock, which is a source of capital that is not available to mutual savings associations.

     WHEREAS, the mutual holding company provides flexibility in structuring mergers and acquisitions, and will give the opportunity to retain acquired institutions as separate subsidiaries. The MHC also will be able to acquire other types of financial institutions and make investments not now available to WSB.

     WHEREAS, subject to the approval of the Board of Directors of the SHC, the FDIC, and the WDFI and registration with the SEC, the SHC will be authorized to issue Common Stock in one or more Minority Stock Offerings to persons other than the MHC in an aggregate amount less than 50 percent of the total outstanding SHC Common Stock.

     WHEREAS, contemporaneously with or immediately following the Reorganization and subject to the approval of the FDIC, FRB and WDFI, the SHC intends to issue approximately 32 percent of its Common Stock in a Stock Offering pursuant to a Stock Issuance Plan adopted by the Board of Directors of WSB on May 17, 2005. The Stock Issuance Plan is attached hereto as Appendix A and is incorporated herein by reference. The closing of the Stock Offering is expected to occur contemporaneously with or as soon as possible following the closing of the Reorganization.

     WHEREAS, as part of the Reorganization, the SHC intends to issue Common Stock as a contribution to the Foundation to complement WSB’s existing community reinvestment activities, to share with WSB’s local community a part of WSB’s financial success and to enhance WSB’s public profile, all to the benefit of WSB.

     WHEREAS, implementation of this Plan of Reorganization is subject to, among other conditions, the prior written approval of the FDIC and WDFI and must be approved by the affirmative vote of a majority of the total number of votes entitled to be cast by Members of WSB at the Special Meeting.

     NOW, THEREFORE, in consideration of the recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I
DEFINITIONS

     When used in this Plan of Reorganization, the following terms shall have the meanings specified:

     Associate. “Associate,” when used to indicate a relationship with any Person, shall mean:

          (a) any corporation or organization (other than WSB or a majority-owned subsidiary of WSB, SHC or the MHC) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; and

          (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that the term “Associate” does not include any Employee Plan in which a Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

          (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of the SHC, WSB, the MHC, or any of their Subsidiaries.

     Capital Stock. “Capital Stock” shall mean any and all authorized shares of common stock, par value $.01 per share, of the SHC.

     Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

     Common Stock. “Common Stock” shall mean all of the shares of Capital Stock offered and sold by the SHC in the Stock Offering, contributed by the SHC to the Foundation, or issued to the MHC contemporaneously with or immediately following the Reorganization pursuant to the Stock Issuance Plan, which Common Stock will not be insured by the FDIC or any other government agency.

     Community Offering. “Community Offering” shall mean the offering for sale of shares of Common Stock to certain members of the general public under the terms of the Stock Issuance Plan concurrently with or after completion of the Subscription Offering, to the extent shares of Common Stock remain available after satisfying all subscriptions received in the Subscription Offering.

     Conversion Transaction. Defined in Section 12.1 hereof.

     Defined Benefit Pension Plan. “Defined Benefit Pension Plan” shall mean the Wisconsin Financial Institutions Employees’ Defined Benefit Pension Plan, in the form in which WSB participates.

     Deposit Account. “Deposit Account” shall mean any monetary interest that a Member maintains in WSB, including demand deposits, certificates of deposit, or other deposits or savings accounts, including money market deposit accounts and negotiable order of withdrawal account.

     Director. “Director” shall mean a member of the Board of Directors of WSB, but does not include an advisory director, honorary director, director emeritus or person holding a similar position unless such person is otherwise performing functions similar to those of a member of the Board of Directors of WSB.

     Effective Date of the Reorganization. “Effective Date of the Reorganization” shall mean the date and time at which all of the conditions to the Reorganization are satisfied.

     Eligible Account Holder. “Eligible Account Holder” shall mean the holder of a Qualifying Deposit of WSB on the Eligibility Record Date.

     Eligibility Record Date. “Eligibility Record Date” shall mean April 30, 2004.

     Employee Plans. “Employee Plans” shall mean any Employee Stock Benefit Plans, RRPs and Stock Option Plans approved by the Board of Directors of WSB or the SHC.

     Employee Stock Benefit Plan. “Employee Stock Benefit Plan” shall mean any defined benefit plan or defined contribution plan of WSB, the SHC or the MHC, other than an RRP, such as an employee stock ownership plan, employee stock bonus plan, profit sharing plan or other plan, which, with its related trust, meets the requirements to be “qualified” under Section 401 of the Code; provided, however, that such term shall not include the Defined Benefit Pension Plan.

     FDIC. “FDIC” shall mean the Federal Deposit Insurance Corporation.

     FDIC’s Mutual Holding Company Regulations. “FDIC’s Mutual Holding Company Regulations” means the regulations of the FDIC governing mutual holding company formations, as set forth at 12 C.F.R. §§ 303.160 – 303.163 and 333.4.

     Foundation. “Foundation” shall mean a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Code and that meets the other qualifications contained in 12 C.F.R. §§ 563b.550 to 563b.575, the funding of which is contemplated by this Plan.

     FRB. “FRB” shall mean the Board of Governors of the Federal Reserve System.

     HOLA. “HOLA” shall mean the Home Owners’ Loan Act, as amended.

     Interim 1. “Interim 1” shall mean Wauwatosa Interim 1 Stock Savings Bank, an interim Wisconsin stock savings bank being formed to effect the Reorganization, which will become the MHC as a result of the Reorganization.

     Interim 2. “Interim 2” shall mean Wauwatosa Interim 2 Stock Savings Bank, an interim Wisconsin stock savings bank being formed to effect the Reorganization, which will be merged out of existence in connection with the Merger.

     Members. “Members” shall mean all persons or entities who qualify as members of WSB pursuant to WSB’s articles of incorporation or bylaws as in effect prior to the Reorganization. When referring to Members of the MHC, the term Members means (i) members of WSB who become members of the MHC as a result of the Reorganization; and (ii) persons who become depositors of the Stock Bank after the Reorganization.

     Merger. “Merger” shall mean the merger of Interim 2 with and into the Stock Bank, with the Stock Bank being the surviving organization, pursuant to the terms of the Plan of Merger.

     MHC. “MHC” shall mean the Wisconsin-incorporated mutual holding company resulting from the Reorganization, which shall be known as “Lamplighter Financial, MHC.”

     Minority Stock Issuance Application. “Minority Stock Issuance Application” shall mean the application for approval of a minority stock issuance by a savings association subsidiary of a mutual holding company to be submitted by WSB to the FDIC and WDFI for approval.

     Minority Stock Offerings. “Minority Stock Offerings” shall mean one or more offerings to persons other than the MHC. The Minority Stock Offerings shall aggregate less than 50 percent of the outstanding Common Stock of the SHC.

     Notice. “Notice” shall mean the notice of mutual holding company reorganization to be submitted by WSB to the FDIC and the WDFI to notify the FDIC and the WDFI of the Reorganization, which will include the Proxy Statement.

     Officer. “Officer” shall mean an executive officer of WSB, which includes the Chairman of the Board (if determined by the Board of WSB to be an executive position), President, Vice Presidents, Secretary, Treasurer or principal financial officer, Comptroller or principal accounting officer, and any other person performing similar functions.

     Other Members. “Other Members” shall mean Members of WSB (other than Eligible Account Holders and Supplemental Eligible Account Holders) as of the close of business on the Voting Record Date.

     Person. “Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

     Plan of Merger. “Plan of Merger” shall mean the Plan of Merger between Stock Bank and Interim 2, which is attached hereto as Appendix B.

     Plan of Reorganization. “Plan of Reorganization” shall mean this Plan of Reorganization, as adopted by the Board of Directors of WSB, and as may be subsequently amended from time to time, under the terms of which the Reorganization will occur.

     Prospectus. “Prospectus” shall mean the prospectus forming part of the Registration Statement.

     Proxy Statement. “Proxy Statement” shall mean the materials utilized by WSB to solicit proxies in connection with the vote by Members on the Plan of Reorganization at the Special Meeting.

     Qualifying Deposit. “Qualifying Deposit” shall mean the total of the deposit balances of the Deposit Accounts of an Eligible Account Holder or Supplemental Eligible Account Holder in WSB as of the close of business on the Eligibility Record Date or, in the case of a Supplemental Eligible Account Holder, the Supplemental Eligibility Record Date, provided that Deposit Accounts of an Eligible Account Holder or Supplemental Eligible Account Holder with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

     Registration Statement. “Registration Statement” shall mean the Registration Statement of SHC filed with the SEC under the Securities Act of 1933 for purposes of registering Capital Stock of SHC to be issued pursuant to the Stock Issuance Plan.

     Reorganization. “Reorganization” shall mean the Reorganization of WSB into the MHC form of ownership, which includes, among other things, the organization of the SHC as a subsidiary of the MHC, and Stock Bank as a subsidiary of SHC, pursuant to the Plan of Reorganization.

     RRPs. “RRPs” shall mean any management recognition and retention plan(s) established by WSB or the SHC to induce certain Directors, Officers and employees of WSB to continue their service with the company following the Reorganization through awards of Capital Stock in accordance with the terms and conditions of the Stock Issuance Plan and the documents establishing the RRPs.

     SEC. “SEC” shall mean the Securities and Exchange Commission.

     Special Meeting. “Special Meeting” shall mean the special or annual meeting of Members of WSB called for the purpose of submitting this Plan of Reorganization for approval.

     Stock Bank. “Stock Bank” shall mean the Wisconsin-chartered stock savings bank resulting from the Reorganization as a continuation of WSB, which savings bank will be a wholly-owned subsidiary of the SHC following the Reorganization.

     SHC. “SHC” shall mean Wauwatosa Holdings, Inc., a Wisconsin corporation and MHC subsidiary holding company, or any permitted assignee thereof or successor thereto, which will own 100% of the shares of the Stock Bank, and in turn be not less than 50.1 percent owned by MHC.

     Stock Issuance Plan. “Stock Issuance Plan” shall mean the Stock Issuance Plan attached hereto as Appendix A, under which the SHC shall offer for sale up to 49.9 percent of its Common Stock.

     Stock Offering. “Stock Offering” shall mean the offering of the Common Stock to Persons other than the MHC, including those shares issued as a contribution to the Foundation and those shares issued on a priority basis as set forth in the Stock Issuance Plan, which offering is expected to occur concurrently with or as soon as possible following the Reorganization. Shares contributed to the Foundation and sold may not exceed 49.9% of the Common Stock outstanding. The remaining outstanding shares must be held by the MHC.

     Stock Option Plan. “Stock Option Plan” shall mean any stock option plan adopted by WSB or SHC providing for grants of options to purchase Capital Stock to Directors, Officers and employees of WSB, the SHC and the MHC and their other subsidiaries in accordance with the terms and conditions of the Stock Issuance Plan and the documents establishing the Stock Option Plan.

     Subscription Offering. “Subscription Offering” shall mean the offering of shares of Common Stock to the Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members of WSB, and Directors, Officers and employees of WSB pursuant to the terms of the Stock Issuance Plan.

     Supplemental Eligibility Record Date. “Supplemental Eligibility Record Date” shall mean the last day of the calendar quarter preceding the approval of the Stock Issuance Plan by the FDIC and WDFI.

     Supplemental Eligible Account Holder. “Supplemental Eligible Account Holder” shall mean the holder of a Qualifying Deposit in WSB (other than an Officer or Director or their Associates) on the Supplemental Eligibility Record Date.

     Syndicated Community Offering. “Syndicated Community Offering” shall mean the best-efforts offering by broker-dealers who will offer shares of Common Stock to members of the general public, to the extent shares of Common Stock remain available after satisfying all subscriptions received in the Subscription Offering and all orders received in the Community Offering and accepted by the SHC.

     Voting Record Date. “Voting Record Date” shall mean the date fixed by the Board of Directors of WSB for determining the Members of WSB eligible to vote on the Plan of Reorganization at the Special Meeting, which date shall not be less than 10 nor more than 60 days prior to the date of the Special Meeting without the prior approval of the FDIC and WDFI.

     WDFI. “WDFI” shall mean the Wisconsin Department of Financial Institutions, Division of Banking or any successor thereto.

     WDFI’s Mutual Holding Company Regulations. “WDFI’s Mutual Holding Company Regulations” means the guidelines of the WDFI governing mutual holding company formations, as set forth at Section 214.0095 of the Wisconsin Statutes and Chapter DFI-SB 22 of the Wisconsin Administrative Code.

     WSB. “WSB” shall mean Wauwatosa Savings Bank, a Wisconsin mutual savings bank, including where appropriate any successor savings bank resulting from a conversion from a mutual savings bank to a stock savings bank.

ARTICLE II
BUSINESS PURPOSES FOR THE REORGANIZATION

     WSB has several business purposes for undertaking the Reorganization.

          (a) The Reorganization will structure WSB in the stock form, which is used by commercial banks, most major commercial enterprises and many savings banks and savings associations. Formation of the SHC as a subsidiary of the MHC will permit the SHC to issue Capital Stock, which is a source of capital not available to mutual savings banks. This new capital will support WSB’s future growth and expanded operations as business needs dictate. The ability to attract new capital will enhance WSB’s ability to effect future acquisitions and investments, as well as increase the capabilities of WSB to address the needs of the communities it serves.

          (b) WSB’s mutual form of ownership will be preserved in the mutual holding company structure. As a mutual organization, the MHC will at all times indirectly control at least a majority of the Common Stock of the Stock Bank so long as the MHC remains in existence. The Reorganization will enable WSB to achieve the benefits of a stock company without a loss of control that often follows standard conversions from mutual to stock form.

          (c) WSB is committed to being a community-oriented institution, and the Board of Directors believes that the mutual holding company structure is best suited for this purpose. The Reorganization will not foreclose the opportunity of the MHC to convert from the mutual-to-stock form of organization in the future.

          (d) Formation of a mutual holding company also is expected to facilitate diversification of WSB’s activities.

          (e) Contemporaneously with or immediately following the Reorganization, the SHC expects to issue approximately 32 percent of its Common Stock in the Stock Offering at an aggregate price determined by an independent appraisal. The sale of Common Stock will provide the SHC with new equity capital, which will support future growth and expanded operations of WSB and any other subsidiaries. The ability to sell Capital Stock also will enable the SHC to increase its capital in response to changes in the regulatory capital requirements of the banking agencies. The sale of Capital Stock, together with the accumulation of earnings, after payment of any dividends, from year to year, will provide a means for the orderly preservation and expansion of the SHC’s capital base, and allows flexibility to respond to sudden and unanticipated capital needs.

          (f) As part of the Reorganization, the SHC intends to issue Capital Stock as a contribution to the Foundation to complement WSB’s existing community reinvestment activities and to share with WSB’s local community a part of WSB’s financial success, as set forth more fully in Section 3.7 of this Plan and the attached Stock Issuance Plan.

          (g) The ability of the SHC to issue Capital Stock also will enable the SHC to establish stock-based benefit plans for management and employees, including incentive stock option plans, stock award plans, and employee stock ownership plans, and will benefit the Members and the shareholders of SHC by creating employee incentives based on corporate and stock performance and enhance the ability to retain and attract qualified management.

          (h) The formation of the MHC also will allow the MHC to borrow funds, on a secured and unsecured basis, and to issue debt to the public or in a private placement. The proceeds of certain borrowings or debt issuance may be contributed to the Stock Bank or other subsidiaries as core capital for regulatory capital purposes. (WSB has not made a determination to borrow funds or issue debt at the present time, and there can be no assurance when, if ever, any such borrowing or debt issuance would occur, or whether it would be consummated on terms satisfactory to the MHC.)

ARTICLE III
CERTAIN EFFECTS OF THE REORGANIZATION;
OWNERSHIP AND OPERATION OF SHC AND STOCK BANK; FUNDING OF CHARITABLE FOUNDATION

     3.1 Reorganization Overview. The Reorganization of WSB will include: (1) the conversion of WSB to a Wisconsin stock savings bank (the Stock Bank); (2) the formation of a Wisconsin corporation stock holding company (the SHC); and (3) the formation of a Wisconsin mutual holding company (the MHC). As a result of the Reorganization, WSB will be 100% owned by the SHC. The SHC in turn will be a majority-owned subsidiary of the MHC at all times so long as the MHC remains in existence. The SHC will also issue stock representing a minority interest in the SHC to the public according to the terms of the Stock Issuance Plan.

     After the Reorganization is completed, the rights of the Members of WSB in WSB will become corresponding rights in the MHC, and the deposits in WSB shall remain deposits in WSB after the Reorganization.

     3.2 Reorganization Structure.

          (a) The Reorganization will be effected in the following manner, or in any other manner approved by the FDIC and WDFI that is consistent with the purposes of this Plan of Reorganization and applicable law. As part of the Reorganization:

               (i) WSB will form a wholly owned Wisconsin stock savings bank called Wauwatosa Interim 1 Stock Savings Bank (“Interim 1”).

               (ii) Interim 1 will form two wholly owned subsidiaries. One will be a Wisconsin stock savings bank named Wauwatosa Interim 2 Stock Savings Bank (“Interim 2”). The other will be a Wisconsin stock business corporation named Wauwatosa Holdings, Inc., the SHC.

               (iii) The following transactions will occur substantially contemporaneously:

          (1) WSB converts to a Wisconsin stock savings bank, the Stock Bank, and adopts articles and bylaws appropriate for a Wisconsin stock savings bank;

          (2) Interim 1 converts from a stock savings bank to a Wisconsin mutual holding company, cancels its outstanding stock, adopts a charter and bylaws appropriate for a Wisconsin mutual holding company and changes its name to Lamplighter Financial, MHC;

          (3) Interim 2 merges with and into Stock Bank with Stock Bank surviving as a wholly owned subsidiary of MHC and the depositors of Stock Bank will exchange the shares of Stock Bank common stock constructively received in the conversion for membership interests in MHC. The depositors’ membership interests in MHC will continue for as long as they maintain deposit accounts at Stock Bank. The name of the Stock Bank will remain Wauwatosa Savings Bank; and

          (4) MHC will transfer all of the stock of Stock Bank to SHC, in exchange for voting stock of SHC, making Stock Bank a wholly owned direct subsidiary of SHC and an indirect subsidiary of MHC.

               (iv) The Deposit Accounts of the Members of WSB remain Deposit Accounts of Stock Bank.

               (v) Finally, SHC will issue stock in its initial public offering according to the Stock Issuance Plan. However, MHC will at all times continue to hold at least a majority of stock of SHC for so long as MHC is in existence.

          (b) Upon completion of the Reorganization, the legal existence of WSB will not terminate, but the Stock Bank will be a continuation of WSB, and all property of WSB including its right, title, and interest in and to all property of any kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to WSB (other than any assets of WSB transferred to the MHC or the SHC in connection with the Plan), or which would inure to WSB immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Bank. The Stock Bank will have, hold, and enjoy the same in its right and fully and to the same extent as the same was possessed, held, and enjoyed by WSB. The Stock Bank will continue to have, succeed to, assume and be responsible for all the rights, liabilities and obligations of WSB, will maintain its headquarters operations at WSB’s location at 11200 West Plank Court, Wauwatosa, Wisconsin 53226, and will maintain its branch offices at their current locations, as listed on Appendix I.

          (c) As a result of the transactions set forth above, (i) the Stock Bank will be a wholly-owned subsidiary of SHC, which will in turn be a wholly-owned subsidiary of the MHC until shares of Common Stock are issued under the Stock Issuance Plan, at which time the SHC will be a majority-owned subsidiary of the MHC, and (ii) the former members of WSB will become members of the MHC.

     3.3 Notices and Applications. WSB shall provide the FDIC and the WDFI, as appropriate, with written notice of the proposed Reorganization. Such notice shall include a copy of this Plan of Reorganization, the proposed articles of incorporation and bylaws for the MHC and the SHC and the articles of incorporation and bylaws for the Stock Bank upon consummation of the Reorganization and such other information as is required by applicable laws and regulations or as the FDIC or the WDFI may otherwise require. To the extent required by applicable laws and regulations or as the FDIC or WDFI may otherwise require, WSB shall provide public notice of its plan to reorganize. Such notice shall be made by means of the posting of a notice in a conspicuous place in each of WSB’s offices and the placing of an advertisement in a newspaper of general circulation in the community where WSB maintains its home office. In addition, WSB shall cause copies of the Plan of Reorganization to be made available at each of its offices for inspection by Members.

     Simultaneously with or as soon as practicable after WSB’s submission to the FDIC and WDFI of its written notice of the proposed Reorganization, such application(s) will be filed with the FRB and the WDFI with respect to the MHC and the SHC as may be necessary or appropriate with respect to the proposed acquisition of control, direct or indirect, of such entities over the Stock Bank, and WSB shall file such other applications or notices with the FDIC, the FRB, the WDFI or any other applicable regulatory authority, publish such notices and take such other actions as may be specified by applicable laws and regulations or as otherwise may be required to consummate the Reorganization.

     3.4 Operations; Directors. Upon completion of the Reorganization, the Stock Bank will be authorized to exercise any and all powers, rights and privileges of, and shall be subject to all limitations applicable to, a capital stock savings bank chartered under Chapter 214 of the Wisconsin Statutes. The initial Board of Directors of the Stock Bank will be the existing Board of Directors of WSB, although the terms of such Directors will be reordered to match the terms of such Directors as they will have on the Board of Directors of the SHC following the Reorganization. Thereafter, the holders of shares of the Stock Bank’s voting stock will elect the Stock Bank’s Board of Directors as provided in its Charter and Bylaws. It is expected that present management of WSB will continue as the management of the Stock Bank following the Reorganization.

     3.5 Retained Earnings. The Reorganization will not result in any reduction in the amount of retained earnings (other than the assets of WSB contributed to the MHC and the SHC pursuant to Section 3.2), undivided profits, and general loss reserves that WSB had prior to the Reorganization. Such retained earnings and general loss reserves will be accounted for by the MHC, SHC and the Stock Bank on a consolidated basis in accordance with generally accepted accounting principles.

     3.6 Stock Issuances.

          (a) Following the Reorganization, the SHC will have the power to issue shares of its capital stock to persons other than the MHC. So long as the MHC is in existence, however, the MHC will be required to own at least a majority of the Common Stock of the SHC. The SHC will in turn wholly own the Stock Bank.

          (b) The SHC will be authorized to contribute Common Stock to the Foundation in accordance with Section 3.7 of this Plan and undertake one or more Minority Stock Offerings together aggregating less than 50 percent of the total outstanding Common Stock. The SHC expects to contribute Common Stock to the Foundation and offer for sale in the Stock Offering approximately 32 percent of its Common Stock contemporaneously with or immediately upon completion of the Reorganization, subject to approval of the FDIC and WDFI (and FRB, if necessary), and effectiveness with the SEC of the Registration Statement.

     3.7 Funding of Charitable Foundation .

          (a) As part of the Stock Offering, the SHC intends to issue to the Foundation as a contribution that percent of Common Stock issued in the Stock Offering that will have an aggregate Actual Issue Price of approximately $5,000,000 at the maximum, as adjusted, of the Offering Range (as such terms are defined in the Stock Issuance Plan). WSB, the SHC, or the MHC may also make a cash contribution to the Foundation. The Foundation is being funded in connection with the Stock Offering to complement WSB’s existing community reinvestment activities and to share with WSB’s local community a part of WSB’s financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Common Stock accomplishes this goal as it enables the community to share in the growth and profitability of the SHC and WSB over the long term.

          (b) The SHC will comply with all applicable statutes and regulations with respect to the SHC’s contribution of Common Stock to the Foundation and the Foundation’s operations for so long as the Foundation holds Common Stock.

     3.8 Out-of-Market Deposit Accounts. In connection with the Reorganization, the Board of Directors of WSB has adopted a policy regarding the rejection of out-of-

market deposit accounts following the adoption of the Plan of Reorganization, which policy is attached as Appendix J to this Plan of Reorganization.

ARTICLE IV
OPERATION AND OWNERSHIP OF THE STOCK BANK AND
EFFECT ON RIGHTS OF MEMBERS

     4.1 Membership Rights. Upon the Effective Date of the Reorganization, the voting, ownership and liquidation rights of the Members of WSB will become the rights of Members of the MHC, subject to the conditions specified below.

     4.2 Depository Accounts. Each deposit account in WSB at the Effective Date of the Reorganization will become, without payment, a deposit account in the Stock Bank in the same amount and upon the same terms and conditions, except that the holder of each such deposit account will have ownership and membership rights with respect to the MHC rather than the Stock Bank for so long as the MHC is in existence and such holder maintains a deposit account with the Stock Bank as specified in Article V below. All insured deposit accounts of WSB that are transferred to the Stock Bank will continue to be federally insured up to the legal maximum by the FDIC in the same manner as deposit accounts existing in WSB immediately prior to the Reorganization. Any new deposit accounts established with the Stock Bank after the Reorganization will create member and liquidation rights in the MHC and will be federally insured up to the legal maximum by the FDIC.

     4.3 Loans. All loans and other borrowings from WSB shall retain the same status with the Stock Bank after the Reorganization as they had with WSB immediately prior to the Reorganization. Borrowers of WSB are not members of WSB solely by virtue of any borrowing relationship with WSB. Accordingly, borrowers of the Stock Bank shall not be members of the MHC after the Reorganization solely by means of any borrowing relationship after the Reorganization.

ARTICLE V
OPERATION AND OWNERSHIP OF THE MHC AND
EFFECT ON RIGHTS OF MEMBERS

     5.1 Ownership. Depositors who have membership or liquidation rights with respect to WSB under its existing articles of incorporation immediately prior to the Reorganization shall continue to have such rights solely with respect to the MHC after the Reorganization so long as the MHC is in existence and such persons remain depositors of the Stock Bank following the Reorganization. In addition, all persons who become depositors of the Stock Bank following the Reorganization will have membership and liquidation rights with respect to the MHC. The rights and powers of the MHC will be defined by the MHC’s charter and bylaws and by the statutory and regulatory provisions applicable to mutual holding companies.

     5.2 Management. Following the Reorganization, the members of the Board of Directors of WSB will become the members of the Board of Directors of the MHC, although the terms of such Directors will be reordered to match the terms of such Directors as they will have on the Board of Directors of the SHC following the Reorganization. Thereafter, the directors of the MHC will be elected by the Members of the MHC, who will consist of the former Members of WSB and all persons who become depositors of the Stock Bank after the Reorganization. It is expected initially that management of the MHC will consist of certain senior management persons of WSB.

ARTICLE VI
CONDITIONS TO IMPLEMENTATION OF THE REORGANIZATION

     Consummation of the Reorganization is expressly conditioned upon the prior occurrence of the following.

          (a) The Plan of Reorganization is approved by at least 80% of the Board of Directors of WSB.

          (b) WSB has received all necessary approvals of the FDIC, the WDFI, and the FRB for:

               (i) the reorganization into mutual holding company form as contemplated in this Plan of Reorganization;

               (ii) the Stock Offering, including the SHC’s contribution of Common Stock to the Foundation;

               (iii) the establishment of the SHC; and

               (iv) the acquisition of control, direct and indirect, of the MHC and the SHC over the Stock Bank.

          (d) The Plan of Reorganization is submitted to Members pursuant to a Proxy Statement and form of proxy approved in advance by the FDIC and WDFI and the Plan of Reorganization and the SHC’s contribution of shares to the Foundation are each approved by a majority of the total number of votes entitled to be cast by Members of WSB at the Special Meeting.

          (e) All necessary approvals have been obtained from the FDIC, WDFI and the FRB in connection with the adoption of the charter and bylaws of the MHC, the SHC and the Stock Bank and the Merger, and all conditions specified or otherwise imposed by such regulatory organizations in connection with such matters have been satisfied.

          (f) WSB has received either a private letter ruling of the Internal Revenue Service or an opinion of WSB’s counsel or public accounting firm as to the material federal income tax consequences of the Reorganization to the MHC, the Stock Bank, WSB and the Members.

          (g) WSB has received either a private letter ruling from the Wisconsin Department of Revenue or an opinion of WSB’s counsel or public accounting firm as to the material Wisconsin tax consequences of the Reorganization to the MHC, the Stock Bank, WSB and the Members.

          (h) The Registration Statement has been declared effective by the SEC.

          (i) The SHC has received all necessary approvals with respect to the quotation of the Common Stock on the NASDAQ stock market.

ARTICLE VII
SPECIAL MEETING OF MEMBERS

     7.1 Special Meeting. Upon receipt of all necessary approvals for the Reorganization, Stock Issuance, establishment of the SHC, and the acquisition of control, direct and indirect, of the MHC and the SHC over the Stock Bank, WSB shall convene a Special Meeting to approve the Plan of Reorganization in accordance with WSB’s mutual articles of incorporation and bylaws and the requirements of the FDIC’s Mutual Holding Company Regulations and the WDFI’s Mutual Holding Company Regulations.

     7.2 Proxy Statement. Promptly after receipt of the approvals referenced in Section 7.1 above and at least 10 but not more than 50 days prior to the Special Meeting, WSB shall distribute proxy solicitation materials to all Members and beneficial owners of Deposit Accounts held in fiduciary capacities where the beneficial owners possess voting rights, as of the Voting Record Date, pursuant to the terms of WSB’s mutual articles of incorporation and bylaws.

          (a) The proxy solicitation materials shall include the Proxy Statement to be used in connection with such solicitation and other documents authorized for use by the regulatory authorities and may also include a copy of this Plan of Reorganization, the Stock Issuance Plan and/or the Prospectus.

          (b) The Proxy Statement furnished to Members may be in summary form, provided that a statement is made in bold-face type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage prepaid card or other written communication requesting supplemental information. Without prior approval of the FDIC and the WDFI, the Special Meeting shall not be held less than 20 days after the last day on which the supplemental information statement is mailed to requesting Members. The supplemental information statement may be combined with the Prospectus if the Subscription Offering and Community Offering are commenced concurrently with or during the proxy solicitation of Members for the Special Meeting.

          (c) WSB also shall advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Reorganization and the scheduled Special Meeting, and provide a postage prepaid card on which to indicate whether he or she wishes to receive the Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation.

     7.3 Vote Required. Pursuant to the FDIC’s Mutual Holding Company Regulations and the WDFI’s Mutual Holding Company Regulations, (i) an affirmative vote of a majority of the total number of votes eligible to be cast by the Members at the Special Meeting is required for approval of the Plan of Reorganization and (ii) an affirmative vote of a majority of the total number of votes eligible to be cast by the Members at the Special Meeting is required for approval of the SHC’s contribution of Common Stock to the Foundation. Voting may be in person or by proxy. WSB may not utilize a proxy that has been previously obtained from a Member to vote on matters to be presented at the Special Meeting. The FDIC and the WDFI shall be promptly notified of the actions of the Members.

     7.4 Effect of Approval. By voting in favor of the adoption of the Plan of Reorganization, the Members will be voting in favor of (a) the adoption by the Stock Bank of its Wisconsin capital stock savings bank charter and bylaws, which are attached hereto as Appendix E and F, respectively, (b) the adoption by the SHC of its articles of incorporation and bylaws, which are attached hereto as Appendix G and H, respectively, (c) the adoption by the MHC of its articles of incorporation and bylaws which are attached hereto as Appendix C and D, respectively; and (d) the Plan of Merger, which is attached hereto as Appendix B, and the transactions contemplated therein.

ARTICLE VIII
ARTICLES OF INCORPORATION AND BYLAWS OF THE MHC

     As part of the Reorganization, the MHC will be organized as a Wisconsin mutual holding company under Chapter 214 of the Wisconsin Statutes under the name “Lamplighter Financial, MHC” pursuant to the steps set forth in Section 3.2 of this Plan of Reorganization. Copies of the proposed articles of incorporation and bylaws of the MHC are attached hereto as Appendix C and D, respectively, and are made a part of the Plan of Reorganization. By their approval of the Plan of Reorganization, the Board of Directors of WSB has approved and adopted the articles of incorporation and bylaws of the MHC.

ARTICLE IX
ARTICLES OF INCORPORATION AND BYLAWS OF
THE SHC AND THE STOCK BANK

     9.1 Stock Bank. As part of the Reorganization, articles of incorporation and bylaws of the Stock Bank shall be adopted to authorize the Stock Bank to operate as a Wisconsin capital stock savings bank. Copies of the proposed articles of incorporation and bylaws of the Stock Bank are attached hereto as Appendix E and F, respectively, and are made part of this Plan of Reorganization.

     9.2 SHC. As part of the Reorganization, articles of incorporation and bylaws of SHC shall be adopted to authorize SHC to operate as an MHC subsidiary holding company. Copies of the proposed articles of incorporation and bylaws of SHC are attached hereto as Appendix G and H, respectively, and are made part of this Plan of Reorganization.

ARTICLE X
ACCOUNTS AND LOANS SUBSEQUENT TO THE REORGANIZATION

     10.1 Deposit Accounts. Upon completion of the Reorganization, each Person having a Deposit Account at WSB prior to the Reorganization will continue to have a Deposit Account at the Stock Bank in the same amount and subject to the same terms and conditions (except for voting and liquidation rights) as in effect prior to the Reorganization. WSB intends at this time to continue to be a member of the Federal Home Loan Bank System and all of its insured savings deposits will continue to be insured by the FDIC through the Savings Association Insurance Fund to the extent provided by applicable law.

     10.2 Loans. All loans shall retain the same status with the Stock Bank after the Reorganization as they had with WSB prior to the Reorganization.

ARTICLE XI
RIGHTS OF MEMBERS OF THE MHC

     Following the Reorganization, all persons who had membership or liquidation rights with respect to WSB as of the Effective Date of the Reorganization will continue to have such rights solely with respect to the MHC. All existing proxies granted by Members of WSB to the Board of Directors of WSB shall automatically become proxies granted to the Board of Directors of the MHC. In addition, all persons who become depositors of the Stock Bank subsequent to the Reorganization also will have membership and liquidation rights with respect to the MHC. In each case, no person who ceases to be the holder of a Deposit Account with the Stock Bank shall have any membership or liquidation rights with respect to the MHC.

     A proxy that may be cast on behalf of a member of WSB may be cast on behalf of a member of the MHC following the Reorganization until the proxy is revoked or superceded.

ARTICLE XII
CONVERSION OF MHC TO STOCK FORM

          Following the Reorganization, the MHC may, but shall not be required to, elect to convert to stock form in accordance with applicable law. The terms of such a conversion cannot be determined at this time and there is no assurance when, if ever, such a conversion will occur. If the conversion does not occur, the MHC will always own a majority of the Common Stock of SHC, which in turn will own all of the stock of the Stock Bank.

          If the MHC converts to stock form, either directly or in connection with a merger (a “Conversion Transaction”), the stockholders of the SHC will be entitled to exchange their shares of stock in the SHC for shares of the converted MHC or of a stock company formed in connection with such Conversion Transaction in a manner which does not dilute their ownership rights and interests in the SHC so that each stockholder of the SHC immediately prior to the Conversion Transaction receives the same percentage ownership interest in the SHC or any stock holding company formed in the Conversion Transaction as a successor to the SHC that such stockholder had in the SHC immediately prior to the Conversion Transaction, before giving effect to any additional stock purchases by such person in the Conversion Transaction. It is the intention of this Plan of Reorganization that, to the extent possible, the holders of SHC Common Stock be permitted to participate in any conversion of MHC to the fullest extent possible, in a tax-free manner, on a pro-rata basis and in a manner which does not prejudice or dilute their investment.

ARTICLE XIII
TIMING OF THE REORGANIZATION

     WSB intends to consummate the Reorganization as soon as feasible following the receipt of all required regulatory approvals. As a stock subsidiary of the MHC, following the Reorganization the SHC will be authorized to undertake one or more Minority Stock Offerings. Subject to the approval of the FDIC and the WDFI, and the status of the Registration Statement, the SHC intends to commence the Stock Offering concurrently with the proxy solicitation of Members.

     WSB may close the Stock Offering before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon approval of the Plan of Reorganization by the Members at the Special Meeting. WSB’s proxy solicitation materials may permit certain Members to return to WSB by a reasonable date certain a postage paid card or other written communication requesting receipt of the Prospectus if the Prospectus is not mailed concurrently with the proxy solicitation materials. WSB shall not distribute the final Prospectus until the Registration Statement has been declared effective by the SEC and becomes effective under FDIC and WDFI regulations, as required by applicable law.

     The Stock Offering shall be conducted pursuant to the Stock Issuance Plan in compliance with the FDIC and WDFI securities offering regulations and otherwise in accordance with law.

ARTICLE XIV
MISCELLANEOUS

     14.1 No Financing by WSB. WSB will not knowingly offer or sell Common Stock to any person whose purchase would be financed by funds loaned, directly or indirectly, to the person by WSB.

     14.2 Interpretations Final. All interpretations of this Plan of Reorganization and application of its provisions to particular circumstances by a majority of the Board of Directors of WSB shall be final, subject to the authority of the FDIC and WDFI.

     14.3 Expenses. WSB shall use its best efforts to ensure that expenses incurred in connection with the Reorganization are reasonable. Appendix M attached to this Plan of Reorganization contains an estimate of the expenses to be incurred by WSB in connection with the Reorganization and Stock Offering.

     14.4 Amendments; Termination.

          (a) This Plan of Reorganization may be substantively amended by the Board of Directors of WSB as a result of comments from regulatory authorities or otherwise prior to the solicitation of proxies from the Members to vote on the Plan of Reorganization and at any time thereafter with the concurrence of the FDIC and WDFI.

          (b) This Plan of Reorganization may be terminated by the Board of Directors of WSB at any time prior to the Special Meeting and at any time thereafter with the concurrence of the FDIC and WDFI.

          (c) In its discretion, the Board of Directors may modify or terminate the Plan of Reorganization upon the order of the regulatory authorities or to conform to new mandatory regulations of the FDIC or WDFI, without a resolicitation of proxies or another meeting of the Members only if the FDIC and/or WDFI concurs that such resolicitation is not required. However, any material amendment of the terms of the Plan of Reorganization that relate to the Reorganization that occurs after the Special Meeting shall require a resolicitation of Members.

          (d) The Plan of Reorganization shall be terminated if the Reorganization is not completed within 24 months from the date upon which the Members approve the Plan of Reorganization, and such period may not be extended by WSB.

APPENDIX A

STOCK ISSUANCE PLAN

OF

WAUWATOSA SAVINGS BANK
Wauwatosa, Wisconsin

As adopted on May 17, 2005,
and amended on June 3, 2005

RECITALS	1

ARTICLE I. DEFINITIONS	2

1.1. Acting in Concert	2
1.2. Actual Purchase Price	3
1.3. Associate	3
1.4. Capital Stock	3
1.5. Code	3
1.6. Common Stock	3
1.7. Community Offering	3
1.8. Deposit Benefit Pension Plan	3
1.9. Deposit Account	4
1.10. Director	4
1.11. Effective Date of the Reorganization	4
1.12. Eligible Account Holder	4
1.13. Eligibility Record Date	4
1.14. Employee Plans	4
1.15. Employee Stock Benefit Plan	4
1.16. Estimated Valuation Range	4
1.17. FDIC	4
1.18. FDIC’s Mutual Holding Company Regulations	4
1.19. Foundation	5
1.20. FRB	5
1.21. Insider	5
1.22. Market Maker	5
1.23. Maximum Purchase Price	5
1.24. Members	5
1.25. MHC	5
1.26. Minority Stock Issuance Application	5
1.27. Minority Stock Offerings	5
1.28. Net Proceeds	6
1.29. Non-Tax-Qualified Plan	6
1.30. Notice	6
1.31. Offering Range	6
1.32. Officer	6
1.33. Order Forms	6
1.34. Other Members	6
1.35. Person	6
1.36. Plan of Merger	6
1.37. Plan of Reorganization	7
1.38. Preferred Other Purchasers	7

A-i

1.39. Prospectus	7
1.40. Proxy Statement	7
1.41. Qualifying Deposit	7
1.42. Registration Statement	7
1.43. Reorganization	7
1.44. RRPs	7
1.45. SEC	7
1.46. Special Meeting	8
1.47. Stock Bank	8
1.48. SHC	8
1.49. Stock Issuance Plan	8
1.50. Stock Offering	8
1.51. Stock Option Plan	8
1.52. Subscriber	8
1.53. Subscription Offering	8
1.54. Subscription Rights	8
1.55. Subsidiary	9
1.56. Supplemental Eligibility Record Date	9
1.57. Supplemental Eligible Account Holder	9
1.58. Syndicated Community Offering	9
1.59. Voting Record Date	9
1.60. WDFI	9
1.61. WDFI’s Mutual Holding Company Regulations	9
1.62. WSB	10

ARTICLE II. THE STOCK OFFERING	10

2.1. Funding of Charitable Foundation	10
2.2. Prospectus Delivery	10
2.3. Number of Shares and Purchase Price of Shares	11
2.4. Method of Offering Shares	12
2.5. Limitations Upon Purchases	17
2.6. Mailing of Offering Materials and Collation of Subscriptions	18
2.7. Method of Payment in the Community and Subscription Offerings	19
2.8. Undelivered, Defective or Late Order Forms: Insufficient Payment	20
2.9. Members in Non-Qualified States or in Foreign Countries	20
2.10. Restrictions on and Other Characteristics of Stock Being Sold	21

ARTICLE III. CONSUMMATION OF THE STOCK OFFERING	22

3.1. Consummation of the Stock Offering	22
3.2. Effective Time of Stock Offering	22

ARTICLE IV. POST-STOCK OFFERING MATTERS	22

A-ii

4.1. Post-Stock-Offering Filings and Market Making	22
4.2. Executive Compensation	23

ARTICLE V. MISCELLANEOUS	23

5.1. Expenses of the Stock Offering	23
5.2. Employee Plan Matters	23
5.3. Documents Attached and Incorporated by Reference	25
5.4. Interpretation	25

ARTICLE VI. AMENDMENT OR TERMINATION OF PLAN	25

A-iii

     THIS STOCK ISSUANCE PLAN is adopted by the Board of Directors of Wauwatosa Savings Bank on May 17, 2005, and amended on June 3, 2005.

RECITALS

     WHEREAS, the Board of Directors of Wauwatosa Savings Bank (“WSB”) has adopted a Plan of Reorganization, pursuant to which WSB proposes to reorganize into the mutual holding company form of organization and operate as an indirect subsidiary of a mutual holding company.

     WHEREAS, pursuant to the Plan of Reorganization, Lamplighter Financial, MHC (the “MHC”) will be organized as a Wisconsin-incorporated mutual holding company, and all of the current ownership and voting rights of the Members of WSB will become the rights of Members of the MHC. The reorganization of WSB into the mutual holding company structure includes the conversion of WSB to a Wisconsin stock savings bank (“Stock Bank”) and the formation of Wauwatosa Holdings, Inc. as a middle tier stock holding company (“SHC”). SHC will be a majority-owned subsidiary of the MHC, and Stock Bank will be a wholly-owned subsidiary of SHC.

     WHEREAS, as part of the Reorganization, the SHC intends to issue Capital Stock as a contribution to the Foundation to complement WSB’s existing community reinvestment activities, to share with WSB’s local community a part of WSB’s financial success, and to enhance WSB’s public profile, all to the benefit of WSB.

     WHEREAS, subject to the consummation of the Reorganization, and other conditions set forth in the Plan of Reorganization and herein, the SHC proposes to offer and sell shares of its Common Stock to the public pursuant to this Stock Issuance Plan.

     WHEREAS, in adopting this Stock Issuance Plan and the Plan of Reorganization, the Board of Directors has determined that the Reorganization is advisable and in the best interests of WSB.

     WHEREAS, subject to the approval of the FDIC and WDFI, the Board of Directors of the SHC, and the members of WSB, the SHC will be authorized to issue Common Stock in one or more Minority Stock Offerings to persons other than the MHC in an aggregate amount (including shares contributed to the Foundation) equal to less than 50 percent of the total outstanding SHC Common Stock.

     WHEREAS, contemporaneously with or immediately following the Reorganization and subject to the approval of the FDIC, FRB and WDFI, the SHC intends to issue approximately 32 percent of its Common Stock in a Stock Offering pursuant to this Stock Issuance Plan.

     WHEREAS, any offer and sale of stock, regardless of when it occurs, will be conducted in accordance with the applicable rules and regulations of the FDIC, WDFI and the SEC.

     WHEREAS, the SHC will file an application with the FDIC, FRB and WDFI prior to any offer and sale of Common Stock, requesting approval to offer and sell Common Stock, and file the Registration Statement with the SEC.

     WHEREAS, this Stock Issuance Plan has been approved by at least an 80% majority vote of the Board of Directors of WSB.

     NOW, THEREFORE, in consideration of the recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I
DEFINITIONS

     In addition to terms defined elsewhere herein or in the Plan of Reorganization, for purposes of this Stock Issuance Plan, the following terms shall have the following meanings.

     1.1. Acting in Concert. “Acting in Concert” shall mean:

          (a) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether pursuant to an express agreement; or

          (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

For purposes of this Stock Issuance Plan, a Person or company which acts in concert with another Person or company (“other party”) also shall be considered to be acting in concert with any Person or company who is also acting in concert with that other party, provided that any Employee Plan shall not be considered to be acting in concert with its trustee or a Person who serves in a similar capacity solely to determine whether stock held by the trustee and stock held by such Employee Plan shall be aggregated. Persons who are Acting in Concert may be referred to in this Stock Issuance Plan as a “Group Acting in Concert.”

     1.2. Actual Purchase Price. “Actual Purchase Price” shall mean the per share price at which the Common Stock is ultimately sold in accordance with the terms hereof.

     1.3. Associate. “Associate,” when used to indicate a relationship with any Person, shall mean:

          (a) any corporation or organization (other than WSB or a direct or indirect Subsidiary of WSB, the SHC or the MHC) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; and

          (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that the term “Associate” does not include any Employee Plan in which a Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

          (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of the SHC, WSB, the MHC, or any of their Subsidiaries.

     1.4. Capital Stock. “Capital Stock” shall mean any and all authorized shares of common stock, par value $.01 per share, of the SHC.

     1.5. Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

     1.6. Common Stock. “Common Stock” shall mean all of the shares of Capital Stock offered and sold by the SHC in the Stock Offering, contributed by the SHC to the Foundation, or issued to the MHC contemporaneously with or immediately following the Reorganization pursuant to the Stock Issuance Plan.

     1.7. Community Offering. “Community Offering” shall mean the offering for sale of shares of Common Stock to certain members of the general public with a preference to Preferred Other Purchasers, concurrently with or after completion of the Subscription Offering, to the extent shares of Common Stock remain available after satisfying all subscriptions received in the Subscription Offering.

     1.8. Defined Benefit Pension Plan. “Defined Benefit Pension Plan” shall mean the Wisconsin Financial Institutions Employees’ Defined Benefit Pension Plan, in the form in which WSB participates.

     1.9. Deposit Account. “Deposit Account” shall mean any monetary interest that a Member maintains in WSB, including demand deposits, certificates of deposit, or other deposits or savings accounts, including money market deposit accounts and negotiable order of withdrawal accounts.

     1.10. Director. “Director” shall mean a member of the Board of Directors of WSB, but does not include an advisory director, honorary director, director emeritus or person holding a similar position unless such person is otherwise performing functions similar to those of a member of the Board of Directors of WSB.

     1.11. Effective Date of the Reorganization. “Effective Date of the Reorganization” shall mean the date and time established by the Board of Directors of WSB, which shall be following the satisfaction of all conditions to the Reorganization are satisfied.

     1.12. Eligible Account Holder. “Eligible Account Holder” shall mean the holder of a Qualifying Deposit in WSB on the Eligibility Record Date.

     1.13. Eligibility Record Date. “Eligibility Record Date” shall mean April 30, 2004.

     1.14. Employee Plans. “Employee Plans” shall mean any employee stock benefit plans, RRPs and Stock Option Plans approved by the Board of Directors of WSB or the SHC.

     1.15. Employee Stock Benefit Plan. “Employee Stock Benefit Plan” shall mean any defined benefit plan or defined contribution plan of WSB, the SHC or the MHC, other than an RRP, such as an employee stock ownership plan, employee stock bonus plan, profit sharing plan or other plan, which, with its related trust, meets the requirements to be “qualified” under Section 401 of the Code; provided, however, that such term shall not include the Defined Benefit Pension Plan.

     1.16. Estimated Valuation Range. “Estimated Valuation Range” shall mean the aggregate estimated pro forma market value of the Common Stock, as estimated by an independent appraisal.

     1.17. FDIC. “FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     1.18. FDIC’s Mutual Holding Company Regulations. “FDIC’s Mutual Holding Company Regulations” shall mean the regulations of the FDIC governing mutual holding company formations, as set forth at 12 C.F.R. §§ 303.160 – 3.03.163 and 333.4.

     1.19. Foundation. “Foundation” shall mean a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Code and that meets the other qualifications contained in 12 C.F.R. §§ 563b.550 to 563b.575, the funding of which is contemplated by this Plan.

     1.20. FRB. “FRB” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     1.21. Insider. “Insider” shall mean any Officer or Director or any officer or director of any affiliate of WSB and any person Acting in Concert with such person.

     1.22. Market Maker. “Market Maker” shall mean a dealer (i.e., any person who engages either for all or part of his time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (a) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system; or (b) furnishes bona fide competitive bid and offer quotations on request; and (c) is ready, willing and able to effect transactions in reasonable quantities at his or her quoted prices with other brokers or dealers.

     1.23. Maximum Purchase Price. “Maximum Purchase Price” shall mean the per share price at which Common Stock is offered for sale in the Offering. It is expected that the Actual Purchase Price and the Maximum Purchase Price will be the same.

     1.24. Members. “Members” shall mean all persons or entities who qualify as members of WSB pursuant to WSB’s articles of incorporation or bylaws as in effect prior to the Reorganization. When referring to Members of the MHC, the term “Members” means (i) members of WSB who become members of the MHC as a result of the Reorganization and (ii) persons who become depositors of the Stock Bank after the Reorganization.

     1.25. MHC. “MHC” shall mean mutual holding company and, where the context suggests, the Wisconsin incorporated mutual holding company resulting from the Reorganization, which shall be known as Lamplighter Financial, MHC.

     1.26. Minority Stock Issuance Application. The term “Minority Stock Issuance Application” means the application for approval of a minority stock issuance by a savings association subsidiary of a mutual holding company, or similar application, to be submitted by WSB to the FDIC and WDFI for approval.

     1.27. Minority Stock Offerings. “Minority Stock Offerings” shall mean one or more offerings to persons other than the MHC. The Minority Stock Offerings shall aggregate less than 50 percent of the outstanding Common Stock of the SHC.

     1.28. Net Proceeds. “Net Proceeds” shall mean the number of shares of Common Stock sold in the Stock Offering to Persons other than the Foundation multiplied by the Actual Purchase Price, plus the cash consideration, if any, paid by the Foundation for the Common Stock issued to it, less the expenses incurred and payable by WSB to complete the Reorganization and Stock Offering.

     1.29. Non-Tax-Qualified Plan. The term “Non-Tax-Qualified Plan” means any defined benefit plan or defined contribution plan that does not meet the requirements to be qualified under Section 401 of the Internal Revenue Code.

     1.30. Notice. “Notice” shall mean the notice of mutual holding company reorganization to be submitted by WSB to the FDIC and WDFI to notify such regulators of the Reorganization, which will include the Proxy Statement.

     1.31. Offering Range. “Offering Range” shall mean the range of the estimated pro forma market value of the Common Stock to be offered and sold to Persons other than the MHC. Such range is to be within the Estimated Valuation Range and may be modified. Shares sold and contributed to the Foundation may not exceed 49.9% of the Common Stock to be outstanding.

     1.32. Officer. “Officer” shall mean an executive officer of WSB, which includes the Chairman of the Board, President, Vice Presidents, Secretary, Treasurer or principal financial officer, Comptroller or principal accounting officer, and any other person performing similar functions.

     1.33. Order Forms. “Order Forms” shall mean forms to be used for the purchase of Common Stock sent to Eligible Account Holders and other parties eligible to purchase Common Stock in the Subscription Offering and Community Offering pursuant to the Stock Issuance Plan.

     1.34. Other Members. “Other Members” shall mean Members of WSB (other than Eligible Account Holders and Supplemental Eligible Account Holders) as of the close of business on the Voting Record Date.

     1.35. Person. “Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

     1.36. Plan of Merger. “Plan of Merger” shall mean the Plan of Merger between Stock Bank and Interim 2, which is attached as Appendix B to the Plan of Reorganization.

     1.37. Plan of Reorganization. “Plan of Reorganization” shall mean the Plan of Reorganization, as adopted by the Board of Directors of WSB, and as may be subsequently amended from time to time, under the terms of which the Reorganization will occur.

     1.38. Preferred Other Purchasers. “Preferred Other Purchasers” shall mean persons who maintain their principal residence in Milwaukee, Waukesha, Ozaukee, Washington, Dodge, Jefferson, Walworth and Racine Counties, Wisconsin.

     1.39. Prospectus. “Prospectus” shall mean the prospectus forming part of the Registration Statement.

     1.40. Proxy Statement. “Proxy Statement” shall mean the materials utilized to solicit proxies in connection with the vote by Members on the Plan of Reorganization at the Special Meeting.

     1.41. Qualifying Deposit. “Qualifying Deposit” shall mean the total of the deposit balances of the Deposit Accounts of an Eligible Account Holder or Supplemental Eligible Account Holder in WSB as of the close of business on the Eligibility Record Date or, in the case of a Supplemental Eligible Account Holder, the Supplemental Eligibility Record Date, provided that Deposit Accounts of an Eligible Account Holder or Supplemental Eligible Account Holder with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

     1.42. Registration Statement. “Registration Statement” shall mean the Registration Statement of SHC filed with the SEC under the Securities Act of 1933 for purposes of registering the Common Stock of SHC to be issued pursuant to the Stock Issuance Plan.

     1.43. Reorganization. “Reorganization” shall mean the Reorganization of WSB into the MHC form of ownership, which includes, among other things, the organization of the SHC as a subsidiary of the MHC, and Stock Bank as a subsidiary of SHC, pursuant to the Plan of Reorganization.

     1.44. RRPs. “RRPs” shall mean any management recognition and retention plan(s) established by WSB or the SHC providing for the grant of Common Stock to certain directors, officers and employees of WSB, the SHC, the MHC and their subsidiaries as an inducement to continue their service following the Reorganization through and in accordance with the terms and conditions of the Stock Issuance Plan and the documents establishing the RRPs.

     1.45. SEC. “SEC” shall mean the Securities and Exchange Commission.

     1.46. Special Meeting. “Special Meeting” shall mean the special or annual meeting of Members called for the purpose of submitting the Plan of Reorganization for approval.

     1.47. Stock Bank. “Stock Bank” shall mean the Wisconsin-chartered stock savings bank resulting from the Reorganization, which savings bank will be a wholly-owned subsidiary of the SHC following the Reorganization.

     1.48. SHC. “SHC” shall mean Wauwatosa Holdings, Inc., a Wisconsin-incorporated MHC subsidiary holding company, or any permitted assignee thereof or successor thereto, which will own 100% of the shares of the Stock Bank, and in turn be not less than 50.1% owned by MHC.

     1.49. Stock Issuance Plan. “Stock Issuance Plan” shall mean this Stock Issuance Plan.

     1.50. Stock Offering. “Stock Offering” shall mean the offering of the Common Stock to Persons other than the MHC, including those shares issued as a contribution to the Foundation and those shares issued on a priority basis as set forth in Section 2.4 of this Stock Issuance Plan subject to the other provisions of the Stock Issuance Plan, including without limitation the limitations on purchases of Common Stock set forth in Section 2.5 hereof, which offering is expected to occur concurrently with or as soon as possible following the Reorganization. Shares contributed to the Foundation and sold in the Stock Offering may not exceed 49.9% of the Common Stock outstanding. The remaining outstanding shares must be held by the MHC.

     1.51. Stock Option Plan. “Stock Option Plan” shall mean any stock option plan adopted by WSB or the SHC providing for grants of options to purchase Capital Stock to directors, officers and employees of WSB, the SHC and the MHC and their subsidiaries in accordance with the terms and conditions of the Stock Issuance Plan and the documents establishing the Stock Option Plan.

     1.52. Subscriber. “Subscriber” shall mean any Person who subscribes for shares of Common Stock in the Offering.

     1.53. Subscription Offering. “Subscription Offering” shall mean the offering of shares of Common Stock to the Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members of WSB, and Directors, Officers and employees of WSB.

     1.54. Subscription Rights. “Subscription Rights” shall mean the nontransferable, non-negotiable, personal rights of the Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members,

and Directors, Officers and employees of WSB to subscribe for shares of the Common Stock in the Subscription Offering in accordance with this Stock Issuance Plan. No Deposit Account shall be deemed to give rise to more than one Subscription Right, even if there are multiple owners of such account.

     1.55. Subsidiary. “Subsidiary shall mean any corporation, financial institution, joint venture, partnership, limited liability company, trust or other business entity: (i) 25% or more of any outstanding class of whose voting interests is directly or indirectly owned by the relevant person, or is held by it with power to vote; (ii) the election of a majority of whose directors, trustees, general partners or comparable governing body is controlled in any manner by the relevant person; or (iii) with respect to the management or policies of which the relevant person has the power, directly or indirectly, to exercise a controlling influence. Subsidiary shall include an indirect Subsidiary of the relevant Person which is controlled in any manner specified above through one or more corporations or financial institutions which are themselves Subsidiaries.

     1.56. Supplemental Eligibility Record Date. “Supplemental Eligibility Record Date” shall mean the last day of the calendar quarter preceding the approval of the Stock Issuance Plan by the FDIC and WDFI.

     1.57. Supplemental Eligible Account Holder. “Supplemental Eligible Account Holder” shall mean the holder of a Qualifying Deposit in WSB (other than an Officer or Director or their Associates) on the Supplemental Eligibility Record Date.

     1.58. Syndicated Community Offering. “Syndicated Community Offering” shall mean the best-efforts offering by broker-dealers who will offer shares of Common Stock to members of the general public to the extent shares of Common Stock remain available after satisfying all subscriptions received in the Subscription Offering and all orders received in the Community Offering and accepted by the SHC.

     1.59. Voting Record Date. “Voting Record Date” shall mean the date fixed by the Board of Directors of WSB for determining the Members of WSB eligible to vote on the Plan of Reorganization at the Special Meeting, which date shall not be less than 10 nor more than 60 days prior to the date of the Special Meeting without the prior approval of the FDIC and WDFI.

     1.60. WDFI. “WDFI” shall mean the Wisconsin Department of Financial Institutions or any successor thereto.

     1.61. WDFI’s Mutual Holding Company Regulations. “WDFI’s Mutual Holding Company Regulations” shall mean the guidelines of the WDFI governing mutual holding company formations, as set forth at Section 214.0095 of the Wisconsin Statutes and Chapter DFI-SB 22 of the Wisconsin Administrative Code.

     1.62. WSB. “WSB” shall mean Wauwatosa Savings Bank, a Wisconsin mutual savings bank, including, where appropriate, any successor Wisconsin stock savings bank resulting from a conversion from a mutual savings bank to a stock savings bank.

ARTICLE II
THE STOCK OFFERING

     2.1. Funding of Charitable Foundation.

          (a) As part of the Stock Offering, if approved as contemplated in the Plan of Reorganization, the SHC intends to issue to the Foundation as a contribution that percent of Common Stock issued in the Stock Offering that will have an aggregate Actual Issue Price of approximately $5,000,000 at the maximum, as adjusted, of the Offering Range. WSB, the SHC or the MHC may also make a cash contribution to the Foundation. Section 3.7 of the Plan of Reorganization describes the operations of the Foundation in more detail.

          (b) The Foundation is being funded in connection with the Stock Offering to complement WSB’s existing community reinvestment activities and to share with WSB’s local community a part of WSB’s financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Common Stock accomplishes this goal as it enables the community to share in the growth and profitability of the SHC and WSB over the long term.

     2.2. Prospectus Delivery.

          (a) Prior to commencement of the Subscription Offering and Community Offering, WSB shall file with the FDIC, the WDFI and, if applicable, the FRB, all necessary applications in accordance with all applicable regulations and WSB shall not distribute the final Prospectus until all necessary approvals, including but not limited to approval of the Minority Stock Issuance Application, have been received from the FDIC, the WDFI and the FRB and the Registration Statement has been declared effective by the SEC, as required by applicable law. The Stock Offering shall be conducted in compliance with all applicable rules and regulations of the FDIC, the WDFI, and the FRB.

          (b) WSB may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Community Offering concurrently with, during or after the proxy solicitation of Members. WSB may close the

Subscription Offering before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon approval of the Plan of Reorganization by the Members at the Special Meeting.

          (c) WSB’s proxy solicitation materials may require Eligible Account Holders, Supplemental Eligible Account Holders and other Subscribers to return to WSB by a reasonable date certain a postage prepaid card or other written communication requesting receipt of the Prospectus with respect to the Subscription Offering, provided that if the Prospectus is not mailed concurrently with the proxy solicitation materials, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing of the proxy solicitation materials.

     2.3. Number of Shares and Purchase Price of Shares.

          (a) All shares of Common Stock sold in the Stock Offering, including shares sold in the Subscription Offering and Community Offering, but excluding shares contributed to the Foundation, shall be sold at a uniform price per share, as required by applicable regulations, referred to in this Stock Issuance Plan as the “Actual Purchase Price”. The Actual Purchase Price and the total number of shares to be issued in the Stock Offering shall be determined by the Board of Directors of WSB immediately prior to the simultaneous completion of all such sales contemplated by this Stock Issuance Plan on the basis of the Estimated Valuation Range and the Offering Range. The Estimated Valuation Range shall be determined for such purpose by an independent appraiser on the basis of such appropriate factors as are not inconsistent with the FDIC’s Mutual Holding Company Regulations and the WDFI’s Mutual Holding Company Regulations.

          (b) Immediately prior to the Subscription Offering, an Offering Range shall be established within the Estimated Valuation Range. The Maximum Purchase Price shall then be determined by the Board of Directors of WSB. The Offering Range and Estimated Valuation Range may be revised after the completion of the Subscription Offering with the approval of the FDIC and WDFI, without a resolicitation of proxies or Order Forms or both. If upon completion of the Stock Offering, the Actual Purchase Price is less than the Maximum Purchase Price, the difference in such prices multiplied by the number of shares sold to a Subscriber shall be refunded to such Subscriber unless the Subscriber affirmatively elects to have the difference applied to the purchase of additional shares of Common Stock.

          (c) Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to such consummation, the independent appraiser confirms to WSB, and to the FDIC and WDFI that, to the best knowledge of the independent appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the independent appraiser to conclude that the aggregate value of Common Stock at the Actual Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of WSB. If such confirmation is not received, WSB may cancel the Subscription Offering and Community Offering, hold a new Subscription Offering and Community Offering or take such other action as the FDIC and WDFI may permit.

          (d) The Common Stock to be issued in the Stock Offering shall be fully paid and nonassessable, unless subject to any limitations imposed by applicable state law.

     2.4. Method of Offering Shares.

     The Common Stock shall be offered and sold in the Subscription Offering, Community Offering and/or Syndicated Community Offering, or in such other manner as the FDIC and WDFI may approve, as hereinafter provided in this Section 2.4.

          (a) Subscription Offering

          Subscription Rights shall be issued at no cost to Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, and Directors, Officers, and employees of WSB pursuant to priorities established by this Stock Issuance Plan, the FDIC’s Mutual Holding Company Regulations, and the WDFI’s Mutual Holding Company Regulations. Such rights are subject in all cases to the purchase limitations set forth in Section 2.5 of this Stock Issuance Plan. The priorities established for the purchase of shares are as follows.

               (1) Category 1: Eligible Account Holders

                    (A) Each Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Eligible Account Holder to purchase that number of shares of Common Stock in the Stock Offering that is equal to $500,000.

                    (B) Subscription Rights received by Officers and Directors of WSB and their Associates, as Eligible Account Holders, based on their increased deposits in WSB in the one-year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of Subscription Rights pursuant to this Category 1.

                    (C) In the event of an oversubscription for shares of Common Stock by Eligible Account Holders, shares of Common Stock shall be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal to 100 shares or the total amount of his or her subscription, whichever is less. Thereafter, any shares remaining shall be allocated among Eligible Account Holders in the proportion that the amount of the Qualifying Deposits of each such Eligible Account Holder bears to the total amount of the Qualifying Deposits of all such Eligible Account Holders. If the amount of shares so allocated to one or more Eligible Account Holders exceeds the amount subscribed for by such Eligible Account Holder(s), the excess shall be reallocated (one or more times, as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

               (2) Category 2: Employee Stock Benefit Plans

          Each Employee Stock Benefit Plan shall receive, without payment, Subscription Rights to purchase the number of shares of Common Stock requested by such Employee Stock Benefit Plan, subject to the availability of sufficient shares of Common Stock after filling in full all subscription orders of Eligible Account Holders. The Employee Stock Benefit Plans shall not be deemed to be Associates of any Director, Officer or employee of WSB. In the event that, after completion of the Subscription Offering, the number of shares of Common Stock to be issued is increased to an amount greater than the number of shares representing the maximum of the Offering Range, the Employee Stock Benefit Plans shall have a priority right to purchase any such shares exceeding the maximum shares up to the purchase limitations set forth in Section 2.5 of this Stock Issuance Plan. The Employee Stock Benefit Plans may choose to buy in the Offering none, some or all of the amount for which rights have been granted, and may purchase shares in the open market after closing.

               (3) Category 3: Supplemental Eligible Account Holders

                    (A) Each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Supplemental Eligible Account Holder to purchase that number of shares of Common Stock to be issued and sold by the SHC in the Stock Offering that is equal to $500,000.

                    (B) In the event of an oversubscription for shares of Common Stock by Supplemental Eligible Account Holders, available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal to 100 shares or the total amount of his or her subscription, whichever is less. Thereafter, any shares remaining shall be allocated among Supplemental Eligible Account Holders in the proportion that the amount of the Qualifying Deposit of each such

Supplemental Eligible Account Holder bears to the total amount of the Qualifying Deposits of all such Supplemental Eligible Account Holders. If the amount of shares so allocated to one or more Supplemental Eligible Account Holders exceeds the amount subscribed for by such Supplemental Eligible Account Holder(s), the excess shall be reallocated (one or more times, as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

               (4) Category 4: Other Members

          Other Members shall receive, without payment, Subscription Rights to purchase shares of Common Stock, after satisfying the subscriptions of Eligible Account Holders, Employee Stock Benefit Plans, and Supplemental Eligible Account Holders, subject to the following conditions:

                    (A) Each such Other Member shall be entitled to subscribe for the maximum purchase limitation established for the Community Offering.

                    (B) In the event of an oversubscription for shares of Common Stock by Other Members, the available shares of Common Stock shall be allocated among the subscribing Other Members on a pro rata basis based on the size of the order of each Other Member whose order remains unfulfilled.

               (5) Category 5: Directors, Officers and Employees of WSB

     Each Director, Officer and employee (full or part-time) of WSB who does not qualify in a preceding category will, as of the date of the commencement of the Subscription Offering, receive, without payment, Subscription Rights to purchase shares of Common Stock, after satisfying the subscriptions of Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members, subject to the following conditions:

                    (A) The total number of shares that may be purchased under this Category may not exceed 25% of the total number of shares issued by the SHC in the Stock Offering.

                    (B) The maximum amount of shares which may be purchased under this Category by any Director, Officer or employee of WSB is $500,000 of SHC Common Stock.

                    (C) In the event of an oversubscription for shares of Common Stock by Directors, Officers and employees of WSB pursuant to this Category,

available shares shall be allocated among individual subscribing Directors, Officers and employees of WSB pro rata among all of the subscribers in this category.

          (b) Community Offering

               (1) Any shares of Common Stock not subscribed for by Eligible Account Holders, the Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, and Directors, Officers and employees of WSB may be offered in a Community Offering to whomever a Prospectus is delivered, giving first preference to Preferred Other Purchasers, or under such other terms and conditions as may be established by the Board of Directors of WSB and approved by the FDIC and WDFI. The Community Offering may commence concurrently with, during or as soon as practicable after the completion of the Subscription Offering and must be completed within 45 days after completion of the Subscription Offering, unless extended with the approval of the FDIC and WDFI. The shares of Common Stock may be made available in the Community Offering through a direct community marketing program that may provide for utilization of a broker, dealer, consultant, or investment banking firm, experienced and expert in the sale of financial institution securities. Such entities may be compensated on a fixed fee basis, on a commission basis, or a combination thereof.

               (2) The right to subscribe for shares of Common Stock under this Category is subject to the right of WSB to accept or reject such subscriptions in whole or in part.

               (3) If orders are received in the Community Offering for shares in excess of the available Common Stock, accepted subscriptions from Preferred Other Purchasers shall first be filled (subject to the maximum purchase limitation set forth in Section 2.5(b) of this Stock Issuance Plan and the minimum purchase limitation set forth in Section 2.5(k) of this Stock Issuance Plan), before any subscriptions in the Community Offering are filled from Subscribers who are not Preferred Other Purchasers. If Preferred Other Purchasers order more shares of Common Stock than are available for purchase in the Community Offering, available shares of Common Stock shall be allocated first to Preferred Other Purchasers pro rata (to the extent of their orders) in the same proportion as the amount of the Common Stock ordered by each bears to the total amount of the Common Stock ordered by all Preferred Other Purchasers. WSB may require a Person to provide evidence, satisfactory to WSB, that such Person qualifies as a Preferred Other Purchaser. Determinations as to whether a Person qualifies as a Preferred Other Purchaser shall be made by WSB in its sole discretion and shall be final and conclusive.

               (4) To the extent that there are shares of Common Stock available after satisfaction of the subscriptions of Preferred Other Purchasers, accepted subscriptions from Subscribers in the Community Offering who are not Preferred Other Purchasers shall be filled (subject to the maximum purchase limitation set forth in Section 2.5(b) of this Stock Issuance Plan and the minimum purchase limitation set forth in Section 2.5(k) of this Stock Issuance Plan). If these Subscribers order more shares of Common Stock than are available for purchase in the Community Offering, available shares of Common Stock shall be allocated to such Subscribers on an equitable basis.

               (5) The Community Offering may be terminated at any time, at WSB’s discretion. In the event a Community Offering does not appear feasible, WSB will immediately consult the FDIC and WDFI to determine the most viable alternative available to effect the completion of the Stock Offering. Should no viable alternative exist, WSB may terminate the Stock Offering with the concurrence of the FDIC and WDFI.

          (c) Syndicated Community Offering.

     Any shares of Common Stock not sold in the Subscription Offering or in the Community Offering, if any, may then be sold through broker-dealers to the general public in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by WSB’s Board of Directors, in a manner that will achieve a wide distribution of the Common Stock and subject to the right of WSB and the SHC, in their absolute discretion, to accept or reject in whole or in part any subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, if any, any person may purchase up to the maximum purchase limitation established for the Community Offering, subject to the maximum and minimum purchase limitations specified in Section 2.5. WSB may commence the Syndicated Community Offering at any time after the mailing to the Members of the proxy statement to be used in connection with the special meeting of Members. The Syndicated Community Offering may be terminated at any time at WSB’s discretion, and shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided above.

     2.5. Limitations Upon Purchases.

     The following additional limitations shall be imposed upon purchases of shares of Common Stock in the Stock Offering.

          (a) The aggregate amount of Common Stock owned or controlled by persons other than the MHC at the close of the Reorganization shall be less than 50 percent of the amount of SHC’s outstanding Common Stock.

          (b) Purchases of Common Stock in all categories of the Stock Offering combined by any Person, and Associates thereof, or a group of Persons Acting in Concert, shall be limited to an aggregate purchase price of $500,000, except that the Foundation may hold that number of shares of Common Stock authorized by Section 2.1 of this Plan and the Employee Stock Benefit Plans may purchase up to 8 percent of the total Common Stock sold in the Stock Offering (but in no event shall Common Stock acquired by the Employee Stock Benefit Plans exceed 10 percent of the stockholders’ equity of the SHC at the completion of the Stock Offering held by persons other than the MHC); shares to be held by the Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

          (c) Purchases of Common Stock in the Community Offering and Syndicated Community Offering by any Person, shall be limited to an aggregate purchase price of $500,000.

          (d) Officers, Directors and their Associates at the time of the Stock Offering and Non-Tax-Qualified Plans may not purchase in the Stock Offering in the aggregate more than 25 percent of the Common Stock issued in the Stock Offering or an amount of Common Stock that exceeds 25 percent of the stockholders’ equity of the SHC at the completion of the Stock Offering held by persons other than the MHC.

          (e) Members of WSB’s Board of Directors will not be deemed to be Associates or a Group Acting in Concert with other directors or trustees solely as a result of membership on such Board of Directors.

          (f) WSB’s Board of Directors, with the approval of the FDIC and WDFI and without further approval of Members, may, as a result of market conditions and other factors, increase or decrease one or both of the purchase limitations in paragraphs (b) and (c) above. Such purchase limitations may be decreased to no less than 0.1 percent and may be increased to 5 percent of the total number of shares of Common Stock offered in the Stock Offering. If WSB increases the maximum purchase limitations, WSB is only required to resolicit persons who subscribed in the Subscription Offering for the maximum purchase amount and may, in the sole discretion of WSB, resolicit certain other large subscribers. If WSB decreases the maximum purchase limitations, the orders of any person who subscribed for the maximum purchase amount shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

          (g) [Reserved]

          (h) The purchase limitation in paragraphs 2.5(b) and (c) above may be increased to exceed 5 percent of the shares of Common Stock, provided that orders for Common Stock exceeding 5 percent shall not exceed in the aggregate 10 percent of the shares of Common Stock offered in the Stock Offering, except that Employee Stock Benefit Plans may purchase in the aggregate an amount of Common Stock that aggregates 10 percent of such shares of Common Stock.

          (i) No person purchasing Common Stock in the Stock Offering may fund such purchase through a loan from WSB or any affiliate of WSB.

          (j) Neither a Non-Tax-Qualified Plan nor any Associate shall purchase 10 percent of the Common Stock issued in the Stock Offering or shall purchase Common Stock in the Stock Offering in an amount that exceeds 10 percent of the stockholders’ equity of the SHC at the completion of the Stock Offering held by persons other than the MHC; shares held or to be held by any Non-Tax-Qualified Plan or Employee Benefit Plans and attributable to a person shall not be counted for purposes of the limitation in this paragraph (j).

          (k) To the extent that shares of Common Stock are available, no Subscriber will be allowed to purchase fewer than 25 shares of Common Stock.

          (l) Each Person purchasing Common Stock in the Stock Offering shall be deemed to confirm that such purchase does not conflict with the purchase limitations under this Stock Issuance Plan or otherwise imposed by law, rule or regulation.

     2.6. Mailing of Offering Materials and Collation of Subscriptions.

     The sale of all shares of Common Stock offered pursuant to the Stock Issuance Plan must be completed within 24 months after approval of the Stock Issuance Plan at the Special Meeting. After approval of the Stock Issuance Plan by the FDIC and WDFI and the declaration of the effectiveness of the Registration Statement, WSB shall distribute the final Prospectus and Order Forms for the purchase of shares of Common Stock in accordance with the terms of this Stock Issuance Plan.

     Self-addressed, postage prepaid, return envelopes shall accompany all Order Forms when they are mailed. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such eligible subscriber of any rights to purchase shares of Common Stock under the Stock Issuance Plan.

     The sale of all shares of Common Stock proposed to be issued in connection with the Stock Offering must be completed within 45 days after the last day of the Subscription Offering, unless extended by WSB with the approval of the FDIC and

WDFI. In the event the Subscription Offering and Community Offering are commenced prior to the date of the Special Meeting, the offer and sale of Common Stock pursuant thereto shall be conditioned upon approval of the Plan of Reorganization by the Members.

     2.7. Method of Payment in the Community and Subscription Offerings.

     Payment for all shares of Common Stock in the Subscription Offering or the Community Offering may be made by check or by money order, or if a Subscriber has a Deposit Account in WSB such Subscriber may authorize WSB to charge certain types of Deposit Accounts designated by WSB. WSB shall pay interest at not less than the passbook rate on all amounts paid by check or money order to purchase shares of Common Stock from the date payment is received until the Stock Offering is completed or terminated. WSB will not knowingly offer or sell Common Stock to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by WSB.

     If a Subscriber authorizes WSB to charge his Deposit Account, the funds shall continue to earn interest, but may not be otherwise used by such Subscriber unless the Stock Offering is terminated. The withdrawal shall be given effect only concurrently with the sale of all shares of Common Stock in the Stock Offering and only to the extent necessary to satisfy the subscription at a price equal to the Actual Purchase Price. WSB shall allow Subscribers to purchase shares of Common Stock by withdrawing funds from certificate accounts held with WSB without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, if the remaining balance of the account is less than the applicable minimum balance requirement, then the remaining balance shall earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Common Stock under the Stock Issuance Plan.

     Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, along with evidence of a loan commitment from a financial institution, the SHC or the MHC for the purchase of shares, during the Subscription Offering and by making payment for the shares on the date of the closing of the Stock Offering.

     2.8. Undelivered, Defective or Late Order Forms: Insufficient Payment.

     If an Order Form (a) is not delivered and is returned to WSB by the United States Postal Service (or WSB is unable to locate the addressee); (b) is not received back by WSB, or is received by WSB after expiration of the date specified thereon; (c) is defectively completed or executed; (d) is not accompanied by the total required payment for the shares of Common Stock subscribed for (including cases in which the

Subscribers’ Deposit Accounts are insufficient to cover the authorized withdrawal for the required payment), or (e) is submitted by or on behalf of a Person whose representations the Board of Directors of WSB believe to be false or they otherwise believe, either alone or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of this Stock Issuance Plan, the Subscription Rights of the Person to whom such rights have been granted will not be honored and will be treated as though such person failed to return the completed Order Form within the period specified therein. Alternatively, WSB may, but shall not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Common Stock subscribed for by such date as WSB may specify. Subscription orders, once tendered, shall not be revocable. WSB’s interpretation of the terms and conditions of the Stock Issuance Plan and of the Order Forms shall be final.

     2.9. Members in Non-Qualified States or in Foreign Countries.

     WSB shall make reasonable efforts to comply with the securities laws of all states of the United States in which persons entitled to subscribe for shares of Common Stock pursuant to the Stock Issuance Plan reside. No such person, however, shall be offered or receive any such shares under the Stock Issuance Plan who resides in a foreign country or who resides in a state of the United States with respect to which any of the following applies: (a) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; (b) the granting of Subscription Rights or offer or sale of shares of Common Stock to such persons would require WSB or its Directors and Officers, under the securities laws of such state, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify its securities for sale in such state, or WSB would be required to qualify as a foreign corporation or file a consent to service of process in such state; or (c) such registration or qualification would be impractical or unduly burdensome for reasons of cost or otherwise.

     2.10. Restrictions on and Other Characteristics of Stock Being Sold.

          (a) Transferability. Common Stock purchased by persons other than Officers and Directors shall be transferable without restriction. Common Stock purchased by Officers and Directors shall not be sold or otherwise disposed of for value for a period of one year from the date of completion of the Stock Offering, except for any disposition following the death of such person.

     The Common Stock issued by WSB to Officers and Directors shall bear a legend giving appropriate notice of the one year holding period restriction. Said legend shall state substantially as follows:

     “The shares evidenced by this certificate are restricted as to transfer for a period of one year from the date of this certificate. These shares may not be transferred prior thereto without a legal opinion of counsel that said transfer is permissible under the provisions of applicable laws and regulations.”

     In addition, WSB shall give appropriate instructions to the transfer agent of the SHC’s stock with respect to the foregoing restrictions. Any shares of Capital Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such persons as may then be applicable to such restricted stock.

     Without prior approval of the FDIC and WDFI, Directors, Officers and their Associates shall be prohibited for a period of three years following completion of the Stock Offering from purchasing outstanding shares of Capital Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, purchases involving more than one percent of the total outstanding shares of Common Stock and purchases made and shares held by Employee Benefit Plans or a Non-Tax-Qualified Plan that may be attributable to such persons may be made in negotiated transactions without such permission or the use of a broker or dealer.

          (b) Stock Repurchases and Dividend Rights. Pursuant to the FDIC’s Mutual Holding Company Regulations, the SHC may not, for a period of one year after the Stock Offering, without the prior written consent of the FDIC, repurchase its stock from any person; provided, however, that during such one-year period the SHC may make open market repurchases of up to five percent of its outstanding capital stock held by persons other than the MHC if such repurchases comply in full with FDIC and WDFI regulations.

          Any dividend declared or paid on, or repurchase of, the Capital Stock must be in compliance with all applicable regulations governing capital distributions.

          The above limitations shall not preclude payments of dividends or repurchases of Common Stock in the event applicable regulatory limitations are liberalized subsequent to the Stock Offering.

          (c) Voting Rights. After the Reorganization, Members shall not have voting rights in WSB or Stock Bank. Exclusive voting rights with respect to WSB and Stock Bank shall be vested in its shareholders, and the sole shareholder of the Stock Bank shall be the SHC. Each stockholder of the SHC shall be entitled to vote on any matters coming before the stockholders of the SHC for consideration, and holders of

Capital Stock shall be entitled to one vote for each share of stock owned by such stockholders. After the Reorganization, Members shall have voting rights in the MHC.

ARTICLE III
CONSUMMATION OF THE STOCK OFFERING

     3.1. Consummation of the Stock Offering. Subject to satisfaction of the terms and conditions of this Stock Issuance Plan, the Stock Offering shall be consummated as promptly as practicable following the completion of the offering of Common Stock contemplated by Article III of this Stock Issuance Plan, as follows:

          (a) WSB shall take such actions as may be necessary or appropriate under applicable law and regulations to complete the Reorganization pursuant to the Plan of Reorganization; and

          (b) the SHC shall issue and sell the Common Stock to Subscribers or as otherwise contemplated hereby; provided that the shares issued by the SHC to the MHC shall represent at least a majority of the shares of Common Stock outstanding.

     3.2. Effective Time of Stock Offering. The Stock Offering shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable federal and state statutes and regulations and the policies of the FDIC and WDFI for the adoption by the Stock Bank of stock bank articles of incorporation and the issuance and sale by the SHC of all shares of the Common Stock sold in the Stock Offering.

ARTICLE IV
POST-STOCK OFFERING MATTERS

     4.1. Post-Stock-Offering Filings and Market Making.

          (a) If the SHC has more than 35 stockholders upon completion of the Stock Offering, the SHC shall register its Common Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such Common Stock for a period of three years thereafter.

          (b) If the SHC has more than 100 stockholders upon completion of the Stock Offering, the SHC shall use its best efforts to (1) encourage and assist various Market Makers to establish and maintain a market for the shares of its stock, and (ii) list its stock on a national or regional securities exchange or on the National Association of Securities Dealers Automated Quotation System.

     4.2. Executive Compensation.

     WSB, MHC and SHC may adopt, subject to any required approvals, executive compensation or other benefit programs including but not limited to compensation plans involving stock options, stock appreciation rights, restricted stock grants, employee recognition programs and the like.

ARTICLE V
MISCELLANEOUS

     5.1. Expenses of the Stock Offering.

          WSB shall use its best efforts to ensure that expenses incurred in connection with the Stock Offering are reasonable. Appendix M attached to the Plan of Reorganization contains an estimate of the expenses to be incurred by WSB in connection with the Reorganization and Stock Offering.

     5.2. Employee Plan Matters.

          (a) Subject to any required approval by the FDIC and WDFI, WSB and the SHC may establish one or more RRPs or Stock Option Plans following consummation of the Stock Offering in accordance with the following requirements:

               (1) the material terms and provisions of each such RRP and Stock Option Plan to be established prior to the first anniversary of the completion of the Stock Offering shall be fully disclosed in the proxy solicitation materials distributed to the Members in connection with the Reorganization and Stock Offering and in the Prospectus;

               (2) the total number of shares of Capital Stock for which options may be granted under all Stock Option Plans established prior to the first anniversary of the completion of the Stock Offering may not exceed 10 percent of the total number of shares of Common Stock issued in the Stock Offering;

               (3) except as the FDIC and WDFI otherwise permit or require, the total number of shares of Capital Stock held by all RRPs established by WSB or the SHC prior to the first anniversary of the completion of the Stock Offering may not exceed 4 percent of the total number of shares of Common Stock issued in the Stock Offering;

               (4) except as the FDIC and WDFI otherwise permit or require, the total number of shares of Capital Stock acquired by the Employee Stock Benefit

Plans and RRPs in the Stock Offering or otherwise prior to the first anniversary of the completion of the Stock Offering may not exceed 12 percent of the total number of shares of Common Stock issued in the Stock Offering;

               (5) except as the FDIC and WDFI otherwise allow or for plans adopted more than one year after the Stock Offering, no individual shall receive more than 25 percent of the shares held by any RRP or Stock Option Plan and Directors of the MHC or the SHC who are not employees of WSB shall not receive more than 5 percent individually, or more than 30 percent in the aggregate, of the shares of Capital Stock held by any RRP or Stock Option Plan;

               (6) all such RRPs and Stock Option Plans shall be approved by the stockholders of the SHC prior to implementation and no earlier than six months after the completion of the Stock Offering;

               (7) all options granted under any Stock Option Plan shall be granted at the market price at which the Common Stock is trading at the time of the grant;

               (8) except as permitted by law, regulation or order of the FDIC and/or WDFI, no shares of Common Stock issued in the Stock Offering shall be used to fund any RRP; and

               (9) to the extent required by the regulations and policies of the FDIC and WDFI, all such RRPs and Stock Option Plans shall be submitted to the FDIC and WDFI for approval prior to implementation.

          (b) WSB may make scheduled discretionary contributions to any Employee Plan to the extent such contributions do not cause WSB to fail to meet its regulatory capital requirements.

     5.3. Documents Attached and Incorporated by Reference.

     Attached to this Stock Issuance Plan as Appendix A-1 and A-2 and incorporated herein by reference are the form of stock certificate for the Common Stock and the proposed stock order form, respectively. Also incorporated by reference herein, and attached to the Plan of Reorganization as Appendix G and H are the proposed articles of incorporation and bylaws for the SHC. The SHC’s charter documents will authorize the issuance of the Common Stock.

     5.4. Interpretation.

     All interpretations of this Stock Issuance Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of WSB shall be final, subject to the authority of the FDIC and WDFI.

ARTICLE VI
AMENDMENT OR TERMINATION OF PLAN

     This Stock Issuance Plan may be amended or terminated in the same manner as the Plan of Reorganization. Unless an extension is granted by the FDIC and WDFI, the Stock Issuance Plan shall be terminated if not completed within 90 days of the date of its approval by the FDIC and WDFI.

APPENDIX B

AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made as of this ___ day of ___, 2005, between WAUWATOSA SAVINGS BANK, a Wisconsin mutual savings bank chartered under Chapter 214 of the Wisconsin Statutes (“WSB”), and WAUWATOSA INTERIM 2 STOCK SAVINGS BANK, a Wisconsin stock savings bank (the “Bank”). WSB and the Bank are herein referred to collectively as the “Merging Banks” or the “Merged Bank.” “WSB” shall include the successor of a conversion of WSB from a mutual savings bank to a stock savings bank, as the context requires.

RECITALS:

     WHEREAS, on May 17, 2005, as later amended, the Board of Directors of WSB adopted a Plan of Reorganization (the “Plan”) involving, among other entities, WSB and the Bank, pursuant to which WSB proposes to reorganize itself from a Wisconsin-chartered mutual savings bank into a mutual holding company structure under the laws of the state of Wisconsin, and applicable federal and state laws and regulations;

     WHEREAS, the reorganization involves the organization by WSB of a first-tier wholly owned subsidiary Wisconsin interim stock savings bank (“Interim 1”), which will become the MHC and which in turn forms a second-tier subsidiary Wisconsin interim stock savings bank, the Bank.

     WHEREAS, as a principal part of the reorganization, the Bank is to merge with and into the stock bank successor to WSB, with WSB surviving and the Bank being merged out of existence.

     WHEREAS, the reorganization further involves the formation of a Wisconsin corporation stock holding company (‘SHC”), which will acquire all of the stock of the merged bank in exchange for issuing its own stock to MHC.

     WHEREAS, the SHC will be at least 50.1 percent-owned by the MHC immediately following the consummation of the transactions contemplated by the Plan, and WSB will be 100% owned by the SHC immediately following the consummation of the transactions contemplated by the Plan ;

     WHEREAS, this Agreement provides for the merger (the “Merger”) of Bank with and into WSB, with WSB surviving and emerging as the surviving bank; and

     NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

MERGER OF THE BANK INTO WSB

     1.1 Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as hereinafter defined), the Bank shall be merged with and into WSB (the “Merger”), and WSB and the Bank shall become a single stock savings bank (the “Merged Bank”).

     1.2 Effective Time of Merger. The Merger shall become effective (the “Effective Time”) at the date and time as stated in the Certificate of Merger, or similar instrument, to be issued by the Wisconsin Department of Financial Institutions (the “WDFI”).

     1.3 Consequences of Merger. At and as of the Effective Time and as a result of the Merger:

          (a) Continued Existence of WSB. WSB shall be the surviving entity. Its corporate identity, existence, purposes, powers, franchises, rights, interests and immunities shall continue and be unaffected and unimpaired.

          (b) Effect on the Bank. The corporate identity, existence, purposes, powers, franchises, rights and immunities of the Bank shall be merged with and into the Merged Bank and the Merged Bank shall be fully vested therewith. The separate legal existence of the Bank, except as it may be continued by reason of the laws of the United States or Wisconsin, shall cease and the assets and liabilities of the Bank shall thereafter be reported by the Merged Bank.

          (c) Members and Their Accounts.

               (1) At the Effective Time those Persons who, as of the Effective Time, held membership rights as depositors with respect to WSB will thereafter have membership rights solely with respect to the MHC. Each “Deposit Account,” as that term is defined in the Plan of Reorganization of WSB adopted on May 17, 2005, as later amended, in WSB at the Effective Time will become a Deposit Account in the Merged Bank in the same amount and upon the same terms and conditions, except that the Member holding each such Deposit Account will have ownership and membership rights with respect thereto in the MHC rather than in the Merged Bank. All insured Deposit Accounts of WSB which are transferred to the Merged Bank in the Merger will continue to be federally insured up to the legal maximum by the Federal Deposit Insurance Corporation (the “FDIC”) in the same manner as the Deposit Accounts existing in WSB immediately prior to the Effective Time. Any new Deposit Accounts established in the Merged Bank and any additional deposits made to Deposit Accounts of WSB assumed in the Merger by the Merged Bank also will be federally insured up to the legal maximum by the FDIC.

               (2) Members of WSB immediately prior to the Effective Time, so long as they remain Deposit Account holders of the Merged Bank, shall continue to have membership rights after the Effective Time with respect to their Deposit Accounts solely in the MHC. In addition, all Persons who become Deposit Account holders of the Merged Bank after the Effective Time will have membership rights with respect in the MHC with respect to such Deposit Accounts. The rights and powers of the MHC will be defined by the MHC Articles of Incorporation and the MHC Bylaws and by the statutory and regulatory provisions applicable to mutual holding companies.

          (d) Effects on Loans and Borrowings. All loans and other borrowings from WSB shall retain the same status, terms and conditions with the Merged Bank after the Effective Time of the Merger as they had with WSB immediately prior to the Effective Time.

          (e) Assets of WSB. With the exception of any assets contributed by WSB as capital to the MHC concurrently with the Merger, the Merged Bank shall possess all of the property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of WSB, without further act or deed, and all property, rights, and every other interest of WSB and the Bank shall be as effectively the property of the Merged Bank as they were of each of the Merging Banks. All corporate acts, policies, plans, contracts, approvals and authorizations of WSB, its Members, board of directors, officers and agents, which were valid and effective immediately prior to the Effective Time shall be taken for all purposes as the acts, policies, plans, contracts, approvals, and authorizations of the Merged Bank and shall be effective and binding thereon as the same were with respect to WSB.

          (f) Liabilities of WSB. The Merged Bank shall be subject to all of the restrictions, obligations, and duties of WSB, and all rights of creditors and all liens upon all property of WSB shall be preserved, unimpaired, and all debts, liabilities and duties of WSB shall attach to the Merged Bank, and any action or proceeding pending by or against WSB may be prosecuted as if the Merger had not taken place, or the Merged Bank may be substituted in its place. Notwithstanding the foregoing, all obligations of WSB to its members with respect to their Deposit Accounts in existence immediately prior to the Effective Time shall become obligations of the MHC after the Effective Time with respect to such member’s Deposit Accounts assumed by the Merged Bank in the Merger, and from and after the Effective Time the Merged Bank shall have no obligation to members of WSB with respect to their membership rights in WSB or the MHC.

          (g) Effect on Trust Powers. To the extent that either of the Merging Banks is then authorized under law to perform fiduciary services, the Merged Bank shall, at the Effective Time, succeed to all rights, obligations, relations and trusts, and the duties and liabilities connected therewith, held by either of the Merging Banks, and without further appointment shall act as trustee, personal representative, administrator or in any other fiduciary capacity in which either of the Merging Banks was acting at the Effective Time, and shall execute and perform each and every trust or relation in the same manner as if the Merged Bank itself has assumed the trust or relation, including the obligations and liabilities connected therewith. The Merged Bank shall be entitled to be appointed or to act as trustee or personal representative or other fiduciary to the same extent and with the same effect as would either of the Merging Banks which, prior to the Effective Time, had been designated as trustee or personal representative or other fiduciary in any trust deed or other writing, or had been nominated as Personal Representative in any will.

          (h) Offices. The executive office of the Merged Bank shall be at 11200 West Plank Court, Wauwatosa, Wisconsin 53226, being the primary operations office of both WSB and the Bank immediately prior to the Effective Time, and the banking offices of the Merged Bank shall be the current banking offices of WSB as listed on Appendix I of the Plan of Reorganization.

          (i) Charter. From and after the Effective Time, the charter (Articles of Incorporation) of WSB shall be in the form attached as Appendix E to the Plan of Reorganization, unless and until further amended and repealed as provided therein or by law.

          (j) Bylaws. From and after the Effective Time, the Bylaws of WSB shall be in the form attached as Appendix F to the Plan of Reorganization, unless and until further amended or repealed as provided therein or by law.

          (k) Directors and Officers.

               (i) The initial board of directors of the Merged Bank following the Effective Time will be the same as the Board of Directors of WSB immediately prior to the Effective Time, although the terms of such Directors will be reordered to match the terms of such Directors as they will have on the Board of Directors of the SHC following the Reorganization. Thereafter, the holders of shares of the Merged Bank’s voting Capital Stock will elect the Merged Bank’s board of directors as provided in the Merged Bank’s Articles of Incorporation and Bylaws. It is anticipated that the employees and officers of WSB immediately prior to the Effective Time of the Merger will continue in like positions with the Merged Bank following the Effective Time.

               (ii) The directors of WSB serving immediately prior to the Effective Time will become directors of the MHC, although the terms of such Directors will be reordered to match the terms of such Directors as they will have on the Board of Directors of the SHC following the Reorganization, and they will stand for election by the Members of the MHC thereafter in accordance with the Articles of Incorporation and Bylaws of the MHC. The board of directors of the MHC will appoint officers to serve in accordance with the provisions of the MHC Bylaws.

     (l) Name of Merged Bank. From and after the Effective Time, the name of the Merged Bank is to be “Wauwatosa Savings Bank.”

     1.4 Further Assurances. If at any time after the Effective Time the Merged Bank shall consider or be advised that any further assignments or assurances in law or any other things are necessary or desirable to carry out the provisions of this Agreement or to vest, perfect or confirm, of record or otherwise, in the Merged Bank or its transferees the title to any property or right of either Merging Bank acquired by reason of the merger, the officers and directors of either Merging Bank in office immediately prior to the Effective Time shall in the name and on behalf of each Merging Bank execute and deliver all such proper deeds, assignments and assurances or other documents and do all things necessary and proper to vest, perfect or confirm in the Merged Bank or its transferees, title to and possession of the properties, rights, privileges, immunities, powers or purposes of each of the Merging Banks or to otherwise carry out the purposes of this Agreement and the proper officers and directors of each of the Merging Banks are hereby authorized, in the name of either Merging Bank or otherwise, to take any and all such action.

ARTICLE II

CONDITIONS

     2.1 Conditions to Merger. The consummation of the Merger provided for herein is subject to the satisfaction prior to the Effective Time of the following conditions any or all of which may be waived by consent of the Merging Banks:

          (a) Member Approval. The Plan of Reorganization, to which this Agreement is appended, must be approved by a majority of all votes entitled to be cast by Members of WSB at a special meeting of members to be called and held for that purpose.

          (b) Governmental Approvals. Each of the Merging Banks shall have received approvals or exemptions relating to the transactions contemplated by this Agreement from all government agencies and authorities whose approval or exemption is, in the judgment of management, necessary or advisable, including, without limitation, the following: (1) receipt by WSB of: (i) a new tax ruling; (ii) confirmation from the Internal Revenue Service of the validity of a previous tax ruling; or (iii) an opinion of legal counsel, to the effect that the Reorganization will qualify as a

“Reorganization” within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986 as amended; (2) the approval of the FDIC, WDFI, and/or Federal Reserve of the Plan of Reorganization, the MHC’s Articles of Incorporation and the MHC’s Bylaws, the Stock Bank’s Articles of Incorporation and the Stock Bank’s Bylaws, and all of the other transactions contemplated by the Plan; (3) the approval of the FDIC and WDFI for the SHC’s minority stock issuance; and (4) the approval of the FDIC, WDFI and/or Federal Reserve for the establishment of the SHC and the acquisition of control by the SHC and MHC of the Merging Banks and the Merged Bank.

          (c) Third Party Consents. The MHC, the SHC and each of the Merging Banks shall have received a waiver, consent, amendment, supplemental indenture or other appropriate acquiescence from each landlord, creditor, trustee, note holder, lender or other person whose consent, waiver, or acquiescence is, in the judgment of their management, necessary or advisable so that the execution of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach of, or constitute a default under, or give anyone the right to accelerate payment or performance under, the Articles of Incorporation, Bylaws or other organizational documents of the MHC or either of the Merging Banks or any lease, loan agreement, indenture, contract or other agreement or instrument to which either of the Merging Banks is a party or by which any of them is bound.

ARTICLE III

TERMINATION, AMENDMENT, WAIVER

     3.1 Termination. This Agreement may be terminated and abandoned before the Effective Time, notwithstanding its approval and adoption by MHC as the sole shareholder of the Bank, without liability or restriction of either party:

          (a) by mutual written consent of the boards of directors of both of the Merging Banks at any time; or

          (b) by either Merging Bank by written notice to the other if any condition set forth in Article II hereof has not been met and has not been validly waived in writing.

     3.2 Waiver and Amendment. Any of the provisions of this Agreement:

          (a) may be waived at any time by a party entitled to the benefit thereof upon the authority of such party’s president; and

          (b) may be amended at any time by agreement in writing approved by the board of directors of both Merging Banks.

ARTICLE IV

MISCELLANEOUS

     4.1 Necessary Action, Best Efforts. From and after the date hereof, each of the parties hereto covenants and agrees to use its best efforts to consummate the transactions contemplated hereby and to obtain all requisite third party consents and approvals.

     4.2 Notices. Subject to the provisions of law as to notices of meetings, all notices or other communications required or permitted to be given under this Agreement shall be in writing and personally delivered in a manner sufficient for the service of legal process under the laws of Wisconsin or sent by first class mail, postage prepaid, to the parties hereto at their respective addresses as set forth on the signature pages hereof or to such changed address as a party may designate by notice duly given.

     4.3 Binding Effect; No Third-Party Action. This Agreement shall be binding upon and inure to the benefit of the Merging Banks, and no stockholder, member or creditor of a party hereto or any other person shall have any right to enforce or maintain any action under this Agreement or by reason hereof. Notwithstanding the foregoing, the MHC and SHC are intended to be, and shall be deemed to be, third-party beneficiaries of the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

WAUWATOSA SAVINGS BANK,
a Wisconsin mutual savings bank

By:

[Name]
[Title]

WAUWATOSA INTERIM 2 STOCK SAVINGS BANK,
a newly-chartered interim Wisconsin
capital stock savings bank

By:

[Name] [Title]

APPENDIX C

ARTICLES OF INCORPORATION
OF
LAMPLIGHTER FINANCIAL, MHC
a Wisconsin mutual holding company

Article 1.	The name of the mutual holding company is Lamplighter Financial, MHC.

Article 2.	The mutual holding company is organized under Chapter 214 of the Wisconsin Statutes and its purpose is to engage in any lawful activity within the purposes for which a mutual holding company may be organized and operated under Chapter 214 of the Wisconsin Statutes.

Article 3.	The capital of the mutual holding company is unlimited.

Article 4.	The number of directors shall be fixed by bylaw, but may not be less than five.

Article 5.	Membership in the mutual holding company is governed by Chapter 214 of the Wisconsin Statutes; provided, however, that the mutual holding company shall draw its members from Wauwatosa Savings Bank, a Wisconsin capital stock savings bank.

Article 6.	(a) The address of the mutual holding company’s home office at the time of adoption of these articles is 11200 West Plank Court, Wauwatosa, Wisconsin 53226.

(b) The name of the initial registered agent is: Lawdock, Inc.

(c) The street address of the initial registered office is: 411 E. Wisconsin Avenue, Suite 2040, Milwaukee, Wisconsin 53202-4497.

C-1

APPENDIX D

BYLAWS
OF
LAMPLIGHTER FINANCIAL, MHC

1.01 Home office. The home office of Lamplighter Financial, MHC (the “MHC”) is located at 11200 West Plank Court, Wauwatosa, Milwaukee County, Wisconsin.

2.01 Membership. (1) Generally. As of the effective date of the reorganization, in which Wauwatosa Savings Bank (the “Savings Bank”) will become a Wisconsin capital stock savings bank and indirect subsidiary of the MHC, each person holding a deposit account in the Savings Bank, except a deposit account evidenced by a negotiable certificate of deposit which is not in registered form, will be a member of the MHC and, thereafter, will no longer be a member of the Savings Bank. Joint ownership of an account constitutes one membership. The rights of membership are subject to these bylaws, the MHC’s articles of incorporation, the Wisconsin statutes, administrative rules and such resolutions as the MHC’s board of directors may adopt which are consistent with the bylaws, articles , statutes and rules.

(2) Termination. Membership in the MHC shall end if the member withdraws the full withdrawal value of all deposit accounts in the Savings Bank. A member who requests the full withdrawal value of the member’s deposit accounts remains a member until the withdrawal value is paid in full.

3.01 Meetings of members. (1) Place of Meetings. Annual and special meetings shall be held at the MHC’s home office or at another place in the same county determined by the board of directors if specifically designated in the notice of meeting.

(2) Annual Meeting. The annual meeting of the members of the MHC for the election of directors and the transaction of any other business will be held within 150 days after the end of the MHC’s fiscal year, at such date and time within such 150-day period as the board of directors may determine.

(3) Special Meetings. Special meetings of members may be called at any time by the chairperson of the board, the president, the board of directors, the Division of Banking in the Wisconsin Department of Financial Institutions (the “Division”), or upon the written request of members of record holding at least 20% of the eligible votes. In the latter situation, the secretary of the MHC, or a person designated to act in the secretary’s absence, will call a special meeting to be held within 60 days after delivery of the request. The Division may call a special meeting with not less than seven days written or oral notice. Such request by members shall include the members’ account numbers for identification purposes, signature, and date of signature. All requests for special meetings must indicate the purpose for which the meeting is to be called. Written requests for special meetings must be delivered to the MHC’s home office and addressed to its secretary and shall be signed within the 60-day period immediately preceding delivery.

(4) Conduct of Members’ Meetings. All members’ meetings will be conducted in accordance with the most recently available edition of Robert’s Rules of Order unless other written procedural rules are adopted by the members or by the board of directors and copies are available to the members. The chief executive officer, or in his or her absence, an officer designated by resolution of the board of directors, or in the absence of such designation, any person chosen by the members present, will preside over the meeting. The secretary of the MHC will act as secretary of all members’ meetings, but in his or her absence, another person will be appointed by the presiding officer to act in that capacity.

(5) Notice of Members’ Meetings. The secretary will cause notice of the place, day, hour and purpose of a meeting of members to be given at least 10 days but not more than 40 days before the meeting by: (a) mailing a notice to each member at the member’s last known post office address as shown on the books of the MHC or Savings Bank; or (b) publishing the notice in a newspaper of general circulation in each community in which the Savings Bank maintains an office. In addition, the notice will be posted in a conspicuous place in each of the Savings Bank’s offices during the 10 days immediately preceding the date on which the meeting will convene. For an annual meeting, the notice will so state and will contain an agenda of the meeting.

6. Quorum. A quorum will be at least one-third of the total number of votes entitled to be cast, either in person or by proxy.

7. Voting. The members entitled to vote at a meeting of members are those depositors who were members of record at the end of a day determined by the board which shall be not fewer than 10 days nor more than 60 days preceding the date of the first day of a meeting, except persons who have since ceased to be members. Unless a greater number or margin of votes is required by law, the MHC’s articles of incorporation or these bylaws, a majority of all votes cast at a meeting of members determines any question. A member shall have one vote for each $100 or additional fraction of $100 of the combined withdrawal value of the member’s deposit accounts in the Savings Bank.

8. Proxies. (1) Generally. Members may vote in person or by written proxy. Except as provided in paragraph (2), no individual may hold or vote proxies representing more than 20% of the MHC’s savings capital.

(2) Exceptions to Limitation on Proxies. All proxies solicited by the MHC’s board of directors or given to the board, a committee established by the board of directors, or an individual designated by the board of directors, shall be voted as directed by a majority vote of the MHC’s entire board of directors except that a four-fifths vote of the entire board of directors shall be required to exercise proxies in favor of a resolution to amend or repeal and recreate the bylaws.

(3) Solicitation of Proxies. Except for the board of directors or its designee, any individual or other entity that wishes to solicit the proxies of five or more members of the MHC must first deliver written notice of intent to so solicit to the home office of the MHC, addressed to the secretary, at least sixty days prior to commencing the solicitation. Said notice must contain the specific purpose for such solicitation.

9. New Business. Any new business proposed to be conducted at an annual meeting of members must be stated in writing and the writing must be delivered to the MHC’s home office, addressed to its secretary, at least 20 days before the meeting. All new business so stated and delivered will be considered at the annual meeting, but no other proposal may be acted upon. No new business may be acted upon at a special meeting unless that business has been stated in the notice of the special meeting.

4.01 Board of directors. (1) Directors. (a) Number. The number of directors of the MHC shall be not fewer than five (5) nor more than ten (10), with the precise number to be determined from time to time by the Board of Directors.

(b) Term. The term of each director is 3 years or until his or her death, resignation, removal or a successor is elected and qualified. The terms of directors will be staggered in a manner that will provide for the election of approximately one-third of the board of directors each year.

(c) Qualifications. Directors must be adults and at least one of the directors must be a resident of this state.

(d) Vacancies. In case of a vacancy on the board of directors, a majority of the remaining directors may elect a qualified member to fill the vacancy until the next annual meeting of members. At that annual meeting, the members shall elect a qualified person to serve for the duration of the unexpired term.

(e) Nomination and election. 1. At least 30 days before each annual meeting of members, the chief executive officer must, with the approval of the board of directors, appoint a nominating committee of three members of the MHC. No person may stand for election and no director may stand for reelection on a slate of candidates nominated by a committee of which he or she was a member. The committee will nominate at least one qualified member of the MHC to fill each vacancy on the board of directors and to succeed each director whose term will expire at the annual meeting. Nominations made by the nominating committee must be in writing and must be signed by at least a majority of its members.

2. Any member of the MHC acting in his or her own membership capacity may nominate a qualified member of the MHC to fill any vacancy on the board of directors or to succeed each director whose term will expire at the annual meeting. Nominations made by a member acting in his or her own membership capacity must be in writing and signed by the member.

3. All nominations must be delivered to the MHC’s home office addressed to its secretary at least 20 days before the annual meeting of members. The secretary must cause a list of the names of qualified persons whose nominations for the office of director have been duly filed to be posted in a prominent place in each office of the Savings Bank for a period of at least 10 days before the date of the annual meeting.

4. No other nomination may be considered at the annual meeting. However, if no nomination has been made by either the nominating committee or by a member as provided above, or if the number of qualified persons nominated is not sufficient to fill the vacancies, nominations may be made from the floor by members in attendance at the annual meeting.

(f) Resignation. A director may resign at any time by delivering a written resignation to the MHC’s home office addressed to the MHC’s secretary. The resignation shall take effect upon its receipt or at such later date as may be specified in the notice. Unless excused by a resolution of the board of directors, more than 3 consecutive absences from regular meetings of the board automatically constitutes a resignation.

(g) Removal. The board may remove a director for a violation of Chapter 214, Wis. Stats., a rule or order of the division of banking, the articles of incorporation, the bylaws, or any other state or federal law governing mutual holding company operations or whenever, in the board’s judgment, removal is in the best interests of the MHC. A director may only be removed after being afforded an opportunity to be heard by the board.

(2) Meetings of the Board of Directors. (a) Regular meetings. Regular meetings of the board of directors will be held at a place, hour and date specified by a resolution of the board.

(b) Special meetings. Special meetings of the board of directors may be called by the secretary or a person designated to act in the secretary’s absence at the written request of the president, the chairperson of the board, or a majority of the board’s members. Each special meeting must be held upon at least 3 days notice to each director given either personally or by facsimile machine or upon at least 5 days notice by mail, unless the director attends the meeting and does not object to the transaction of business because of improper notice or unless notice is waived in writing by each director at, before or after the meeting.

(c) Action by unanimous consent. Any action required or permitted to be taken at a meeting by the board of directors or a committee of the board of directors may be taken without a meeting if all the directors consent to the action in writing.

(d) Quorum. Unless a greater number or margin of votes is required by law, a majority of the directors constitutes a quorum. A majority of the quorum may approve the business of the meeting.

(e) Conduct of meetings. Meetings of the board of directors will be conducted in accordance with the most recently available edition of Robert’s Rules of Order, unless other written procedural rules are adopted by the board. The meeting shall be chaired by the chairperson of the board, or in the chairperson’s absence a director designated by the chairperson, or in their absence any director chosen by the directors present. The act of the majority of the directors present at any meeting at which there is a quorum is the act of the board, unless the act of a greater number is required by law, the MHC’s articles of incorporation or these bylaws.

(f) Directors’ vote on merger or change in form. The affirmative vote of four-fifths of the directors present at a meeting at which a quorum is present shall be required to make a resolution an effective act of the board if such resolution approves a change in the form of governance of the MHC to any form other than that of a mutual holding company, or if such resolution approves a liquidation or merger of the MHC with another institution.

(3) Powers. To the extent that its actions are not contrary to law, the MHC’s articles of incorporation, or these bylaws, the board of directors may:

(a) Form committees. Create committees which it deems necessary and prescribe for each committee its duties and authority. Committee members will be appointed by the chief executive officer with the approval of the board.

(b) Remove personnel. Remove any employee or committee member at any time with or without cause and any officer if the board determines that removal is in the best interest of the MHC.

(c) Act on applications for membership. Accept or reject any application for membership.

(d) Make donations. Approve donations of the MHC for the public welfare or for charitable, scientific, religious or educational purposes.

(e) Exercise other powers. Exercise any other powers of the MHC not expressly reserved to the members.

5.01 Officers. (1) Designation. Each year, at the meeting of the board of directors following the annual meeting of members, the board of directors will elect a director to serve as chairperson of the board and will elect a president, secretary, treasurer, one or more vice presidents, and any other MHC officers it designates by resolution. The MHC’s chief executive officer shall be a director. One person may hold two or more offices, but the chief executive officer may not hold the office of secretary or treasurer.

(2) Term of Office. The term of each officer is one year or until his or her successor is elected and qualified, unless the officer is removed earlier by law or in accordance with these bylaws.

(3) Vacancies. If a vacancy in any office arises, the directors will, as soon as practicable, fill the vacancy for the then unexpired term.

(4) Duties. (a) Chief executive officer. The chief executive officer will serve on a full time basis and shall have responsibility for the general management and control of the affairs and business of the MHC.

(b) Other officers. Each officer of the MHC shall perform the duties assigned to his or her office by the board of directors or by state and federal law, the MHC’s articles of incorporation, or these bylaws.

6.01 Indemnification. The MHC shall indemnify any present or former officer, director, employee or agent to the broadest extent permitted under ss. 180.0850 to 180.0859, Stats., or to the broadest extent hereafter permitted by statute or otherwise.

7.01 Delivery of materials to the MHC. All materials that these bylaws require to be delivered to the MHC may be delivered in person or by certified mail. When delivered by certified mail, they are deemed delivered when deposited in the United States mail.

8.01 Fiscal year. The fiscal year of the MHC begins on July 1 (first day of fiscal year) and ends on June 30 (last day of fiscal year).

9.01 Distribution of earnings and net worth. When earnings of the MHC are distributed to depositors of the Savings Bank, the distribution will be made on the basis of the amount on deposit in each member’s deposit account, at a rate or rates determined by the Savings Bank’s agreement with the member. In the event of liquidation of the MHC, all owners of deposit accounts in the Savings Bank will share in the MHC’s net worth, pro rata to the balance in their deposit accounts.

10.01 Corporate seal. The corporate seal of the MHC consists of two concentric circles between which the name of the MHC appears. The words “corporate seal” appear at its center.

11.01 Amendments. (1) BY MEMBERS. The members of the MHC may amend these bylaws or may repeal them and adopt new bylaws by the affirmative vote of a majority of all votes cast at a meeting of members. The effective date of changes to the bylaws approved by members as provided herein shall be three years from the date approved by the division of banking. Any such changes proposed by members will be considered at a meeting of members upon the written request of 20% of all members. Such requests shall include the member’s account numbers for identification purposes, signature, date of signature and the specific change to be considered. All such requests shall be delivered to the secretary of the MHC at the home office and shall be signed within the sixty-day period immediately preceding such delivery. Said delivery of such request must be at least sixty days before the members’ meeting wherein the proposed changes will be voted on. However, if the board of directors approves of such changes by a four-fifths vote, the effective date shall be the date of approval by the division of banking.

(2) By Directors. These bylaws may be amended or may be repealed and new bylaws adopted by the board of directors upon an affirmative vote of at least four-fifths of the directors present at a meeting of directors at which a quorum is present.

(3) Effective Date. No amendment to these bylaws will take effect until it has been filed with and approved by the division of banking.

12.01 Applicability of general corporate laws. To the extent that its provisions do not conflict with the MHC’s articles of incorporation, these bylaws, or the laws of this state specifically governing mutual holding companies, ch. 180, Wis. Stats., applies to the MHC and its operations.

APPENDIX E

ARTICLES OF INCORPORATION
OF
WAUWATOSA SAVINGS BANK
a Wisconsin capital stock savings bank

Article 1.	The name of the savings bank is Wauwatosa Savings Bank.

Article 2.	The purpose of the savings bank is to engage in any lawful activity for which a capital stock savings bank may be organized and operated under Chapter 214 of the Wisconsin Statutes.

Article 3.	The savings bank is authorized to issue 1,000 shares of common stock having a par value of $0.01 per share.

Article 4.	Voting rights shall be vested exclusively in the savings bank’s stockholders.

Article 5.	The number of directors shall be fixed by bylaw, but may not be less than five.

Article 6.	The address of the savings bank’s home banking office at the time of adoption of these articles is 7500 West State Street, Wauwatosa, Wisconsin 53213, and its corporate headquarters are located at 11200 West Plank Court, Wauwatosa, Wisconsin 53226.

E-1

APPENDIX F

BYLAWS
OF
WAUWATOSA SAVINGS BANK

1.01 Home Office. The home banking office of the savings bank is located at 7500 West State Street, Wauwatosa, Milwaukee County, Wisconsin, and its corporate headquarters are located at 11200 West Plank Court, Wauwatosa, Milwaukee County, Wisconsin

2.01 Applicability of general corporate laws. To the extent that its provisions do not conflict with the savings bank’s articles of incorporation, these bylaws, or the laws of this state specifically governing capital stock savings banks, ch. 180, Stats., applies to this savings bank and its operation.

3.01 Meetings of stockholders. (1) Place of Meetings. Annual and special meetings of stockholders of the savings bank will be held at the savings bank’s home office or at another place in the same county if specifically designated in the notice of meeting. A meeting will be held on a date and at a time designated by the board of directors and stated in the notice of meeting.

(2) Annual Meeting. The annual meeting of stockholders of the savings bank for the election of directors and the transaction of other business will be held within 150 days after the end of the saving bank’s fiscal year, at such date and time within such 150-day period as the board of directors may determine. Directors will be elected by majority vote of stockholders present in person or by proxy.

(3) Special Meetings. Special meetings of stockholders may be called at any time by the chairperson of the board, the president, the division of banking, the board of directors or upon the written request of the stockholders of at least 20% of the outstanding stock. In the latter situation, the secretary of the savings bank or a person designated to act in the secretary’s absence, will call a special meeting to be held within 60 days after the delivery of the request. The division may call a special meeting with not less than 7 days written or oral notice. All requests for special meetings must be delivered to the savings bank’s home office and addressed to its secretary. Business transacted at a special meeting of stockholders will be limited to the purpose for which the meeting is called, which will be stated in the notice of the special meeting.

(4) Notice of Meetings. Except as provided in sub. (3), written notice of all meetings of the stockholders shall state the date, time and place of the meeting and shall be given to each stockholder of record entitled to vote not less than 10 or more than 40 days before the date of the meeting. The notice shall be displayed at each office of the savings bank during the 10 days immediately preceding the date on which the meeting will convene.

(5) Quorum. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of stockholders. If a quorum is present, stockholders may act by the affirmative vote of the majority of the shares present, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation and, after persons who may cast a majority of votes are no longer present, the remaining persons present may continue to transact business until adjournment. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting to a future date and time without further notice. If a quorum is present at the reconvened meeting, any business may be transacted which might have been transacted at the original adjourned meeting. If the adjournment is for more than 30 days, or, if after adjournment a new record date is set, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

(6) Stockholder Voting: Proxies. Each stockholder is entitled to one vote in person or by proxy for each share of capital stock owned. A proxy is void 11 months after the date of its execution unless otherwise provided in the proxy. Each proxy must be in writing and signed by the stockholder or an authorized representative. The board of directors will appoint the persons to vote the proxies solicited by the savings bank’s management and may, by resolution, establish rules regarding the validity of a proxy. A proxy may be revoked by delivery of a subsequently dated proxy; by delivery of a written notice of revocation to the saving bank’s secretary; or by the person granting the proxy appearing in person and voting at a meeting.

(7) Conduct of Stockholders’ Meetings. All Stockholders’ meetings will be conducted in accordance with the most recent available edition of Robert’s Rules of Order, unless other written procedural rules are adopted by the board of directors and are available to the stockholders. The chief executive officer, or in the chief executive officer’s absence, an officer designated by the board of directors, will preside over the meetings. The secretary of the savings bank will act as secretary of all stockholder meetings, but in his or her absence, another person will be appointed by the presiding officer to act in that capacity.

4.01. Board of directors. (1). Directors. (a) Number. The number of directors of the savings bank shall be not fewer than five (5) nor more than ten (10), with the precise number to be determined from time to time by the Board of Directors.

(b) Term. The term of each director is 3 years, or until his or her death, resignation, removal or a successor is elected and qualified. The terms of directors will be staggered in a manner that will provide for the election of approximately one-third of the board of directors each year.

(c) Qualifications. Directors must be adults and at least one of the directors must be a resident of this state.

(d) Vacancies. In case of a vacancy on the board of directors, a majority of the remaining directors may elect a qualified person to fill the vacancy until the next annual meeting of stockholders. At that meeting, the stockholders will elect a qualified person to serve for the duration of the unexpired term.

(e) Resignation. A director may resign at any time by delivering a written resignation to the savings bank’s home office addressed to the saving bank’s secretary. The resignation shall take effect upon its receipt or at such later date as may be specified in the notice.

(f) Removal. The board may remove a director or officer for a violation of ch. 214, Stats., a rule or order of the division of banking, the savings bank’s articles of incorporation or bylaws or any other state or federal law governing savings bank operations. A director may only be removed after being afforded an opportunity to be heard by the board.

(2) Meetings of the Board of Directors. (a) Regular meetings. Regular meetings of the board of directors may be held without notice at a place, hour and date specified by a resolution of the board. However, immediately following each annual meeting of stockholders, the directors shall convene and elect the board’s and savings bank’s officers for the ensuing year.

(b) Special meetings. Special meetings of the board of directors may be called by the secretary or a person designated to act in the secretary’s absence at the written request of the president, the chairperson of the board, or a majority of the board’s members. Each special meeting must be held upon at least 3 days notice to each director given either personally or by facsimile machine or by 5 days notice by mail, unless notice is waived by each director at, before, or after the meeting.

(c) Quorum. Unless a greater number or margin of votes is required by law, a majority of the directors constitutes a quorum. A majority of the quorum may approve the business of the meeting. If a quorum is not present, the directors present may adjourn the meeting without additional notice than announcement at the meeting until a quorum is present.

(d) Action by unanimous consent. Any action required or permitted to be taken at a meeting of the board of directors or a committee of the board of directors may be taken without a meeting if all the directors consent to the action in writing.

(e) Conduct of meetings. Meetings of the board of directors will be conducted in accordance with the most recent available Robert’s Rules of Order, unless other written procedural rules are adopted by the board. The meeting shall be chaired by the chairperson of the board, or, in the chairperson’s absence, a director designated by the chairperson, or, in their absence, any director chosen by the directors present.

(3) Committees. The board of directors may by resolution create committees and prescribe the duties and authority of each. Committee members will be appointed by the chief executive officer with the approval of the board. A committee may not take action with respect to dividends to stockholders, election of the savings bank’s officers or the filling of vacancies on the board of directors or committees of the board of directors.

5.01 Officers. (1) Designation. Each year, at the board of directors meeting immediately following the annual meeting of stockholders, the board of directors shall elect a director to serve as chairperson of the board and elect a president, secretary, treasurer, one or more vice presidents, and any other savings bank officers it designates by resolution. The board will also designate the president or the chairperson of the board as the savings bank’s chief executive officer. One person may hold 2 or more offices, but the president and the chief executive officer may not hold the office of secretary, vice president or treasurer.

(2) Term of Office. The term of each officer is one year or until his or her death, resignation, removal or a successor is appointed and qualified, unless the officer is removed earlier under law or under these bylaws.

(3) Vacancies. If a vacancy in any office of the board of directors arises, the board, as soon as practicable, will fill the vacancy for the unexpired term.

(4) Duties. Each officer of the savings bank shall perform the duties assigned to his or her office by the board of directors, by state and federal law, the articles of incorporation, or these bylaws. The chief executive officer will serve on a full-time basis.

6.01 Indemnification. The savings bank shall indemnify and limit liability of any present or former officer, director, employee or agent of the savings bank to the broadest extent permitted under ss. 180.0850 to 180.0859, Stats., or to the broadest extent hereafter permitted by statute or otherwise.

7.01 Delivery of materials to the savings bank. All materials that these bylaws require to be delivered to the savings bank may be delivered in person or by certified mail. When delivered by certified mail, they are deemed delivered when deposited in the United States mail.

8.01 Stock certificates and their transfer. (1) Transfer of Shares. Shares of stock in the savings bank may be transferred on the stock transfer books of the savings bank only by their holder of record or an authorized representative. All certificates tendered for transfer will be cancelled; no new certificate will be issued until the former certificate for like number of shares has been surrendered. However, for a lost, destroyed or mutilated certificate, a replacement may be issued on such terms and indemnity to the savings bank as the board of directors may prescribe. The person in whose name shares appear on the books of the savings bank will be deemed the owner for all purposes.

(2) Stock Rules. The board of directors may, by resolution, adopt further rules governing the issue, transfer and registration of certificates representing the shares of the savings bank.

9.01 Fiscal year. The fiscal year of the savings bank begins on July 1 (first day of fiscal year) and ends on June 30 (last day of fiscal year).

10.01 Corporate seal. The corporate seal of the savings bank consists of 2 concentric circles between which the name of the savings bank appears. The words “corporate seal” appear at its center.

11.01 Amendments. (1) By Stockholders. The stockholders of the savings bank may amend these bylaws or repeal them and adopt new bylaws by the affirmative vote of a majority of all votes cast at a meeting of stockholders.

(2) By Directors. These bylaws may be amended or may be repealed and new bylaws adopted by the board of directors upon an affirmative vote of at least two-thirds of the directors present at a meeting of directors at which a quorum is present.

(3) Effective Date. No amendment to these bylaws will take effect until it has been filed with and approved by the division of banking.

APPENDIX G

ARTICLES OF INCORPORATION
OF
WAUWATOSA HOLDINGS, INC.

These Articles of Incorporation (“Articles”) are executed by the undersigned for the purpose of forming Wauwatosa Holdings, Inc., a corporation incorporated under Chapter 180 of the Wisconsin Statutes, the Wisconsin Business Corporation Law.

ARTICLE I. NAME

The name of the corporation is WAUWATOSA HOLDINGS, INC.

ARTICLE II. PURPOSE

The corporation is organized for the purposes of: (1) acting as a subsidiary holding company of a mutual holding company; (2) holding the shares of capital stock of a savings bank; and (3) engaging in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.

ARTICLE III. DESCRIPTION OF CAPITAL STOCK

A.	Authorized Number and Classes of Shares

The aggregate number of shares which the corporation shall have authority to issue is Two Hundred Twenty Million (220,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of Common Stock of the par value of One Cent ($.01) per share (hereinafter called the “Common Stock”) and Twenty Million (20,000,000) shares of Preferred Stock of the par value of One Cent ($.01) per share (hereinafter called the “Preferred Stock”).

B.	Common Stock Provisions

(1)	Dividends. Subject to any rights of holders of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time from any funds, property or shares legally available therefor.

(2)	Voting Rights. Subject to any rights of holders of Preferred Stock to vote on a matter as a class or series, and subject to the other provisions of these Articles of Incorporation and of Wisconsin law, each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of holders of Common Stock at a meeting of Shareholders.

(3)	Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock, subject to any rights of holders of Preferred Stock, shall be entitled to receive the net balance of any remaining assets of the corporation.

(4)	No Preemptive Rights. No holder of Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase or receive any part of any new or additional issue of stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized, or whether issued for cash, property or services, by way of dividend, or in exchange for the stock of another corporation.

C.	Preferred Stock Provisions

The Board of Directors shall have authority to divide the Preferred Stock into series, to issue shares of any such series and, within the limitations set forth in these Articles of Incorporation or prescribed by law, to fix and determine the relative rights and preferences of the shares of any series so established. Each such series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

(1)	The rate of dividend;

(2)	The price at and the terms and conditions on which shares may be redeemed;

(3)	The amount payable upon shares in the event of voluntary or involuntary liquidation of the corporation;

(4)	Sinking fund provisions for the redemption or purchase of shares;

(5)	The terms and conditions on which shares may be converted, if shares are issued with the privilege of conversion;

(6)	Voting rights, if any; and

(7)	Any other rights or preferences as to which the laws of the State of Wisconsin, as in effect at the time of the determination thereof, permit variations between different series of Preferred Stock.

Shares of Preferred Stock shall have only such voting rights, if any, preemptive rights, if any, and other rights as are fixed and determined by the Board of Directors in accordance with the foregoing provisions or as may be required by law.

D.	Certain Other Provisions Affecting Shareholders

(1)	Restriction on Certain Purchases of Common Stock at Market Premium

The corporation shall not purchase any shares of Common Stock from any person or other entity if more than 5% of the outstanding shares of Common Stock are believed by the Board of Directors to be Beneficially Owned by such person or other entity at the time the purchase is authorized by the Board, at a price exceeding significantly (as determined by the Board of Directors) the then current market price. This provision shall not apply, however, to (i) any purchase of shares believed by the Board to have been Beneficially Owned by the seller, or by the seller and any of the seller’s Affiliates consecutively, for at least the two-year period ending with the date of purchase; (ii) any purchase of shares which has been approved by affirmative vote by a majority of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred Stock are entitled to cast, voting together as a class, in the election of directors; or (iii) any purchase pursuant to a tender offer to all holders of Common Stock on the same terms.

(2)	Bylaw Provisions Fixing Greater Voting Requirements

The Bylaws may require a greater Shareholder vote than would otherwise be required by law or by these Articles for: (i) removal of a director from office; or (ii) amending provisions of the Bylaws relating to or in connection with taking action by the unanimous consent of Shareholders without a meeting; the number, term, qualification, classification and election of directors; the removal of a director from office; notice for shareholders’ meetings; indemnification of officers, directors and other persons by the corporation; or Bylaw amendments. For purposes of Sections 180.1021 and 180.1706(4) of the Wisconsin Statutes, each section of the Bylaws shall be deemed to be a separate bylaw.

(3)	Five Year Restriction on Voting Rights

(a) Notwithstanding any other provision of these Articles, until ___, 2010, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit, except that such restriction and all restrictions set forth in this subsection (3) shall not apply to the mutual holding company parent of the corporation or any tax qualified employee stock benefit plan established by the corporation, which shall be able to vote in respect to shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

(b) The Board of Directors shall have the power to construe and apply the provisions of this subsection and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any person, (ii) whether a person is an Affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the definition of beneficial ownership, (iv) the application of any other definition or operative provision of the section to the given facts, or (v) any other matter relating to the applicability or effect of this subsection. Any constructions, applications, or determinations made by the Board of Directors pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the corporation and its Shareholders.

(c) The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.

(4)	The following definitions shall apply to this Article III, Section D:

(a) “Affiliate” with respect to any person or other entity, shall mean any other person or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such former person or other entity.

(b) “Beneficially Owned” shall have the meaning provided in, and “beneficial ownership” shall be determined pursuant to, Rule 13d-3 promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date of the filing hereof.

(c) A “person” shall include an individual, firm, a group acting in concert, a corporation, a partnership, a limited liability company, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, or any other group formed for the purpose of acquiring, holding or disposing of securities of any other entity.

(5)	In the event that any provision (or portion thereof) of this Section D shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this subsection shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the corporation and its Shareholders that such remaining provision (or portion thereof) of this Section remain, to the fullest extent permitted by law, applicable and enforceable as to all Shareholders, including Shareholders owning an amount of stock over the Limit, notwithstanding any such finding.

ARTICLE IV. NUMBER AND CLASSES OF DIRECTORS

The Board of Directors shall consist of such number of directors as shall be fixed from time to time by or in the manner provided in the Bylaws. The Bylaws may provide that the directors shall be divided into three classes, with staggered terms in office, as contemplated in Section 180.0806 of the Wisconsin Statutes or any successor provision.

ARTICLE V. EMERGENCY PROVISIONS

The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise provided in this Article V after the occurrence and during the continuance of any Emergency. During any Emergency the provisions of this Article V shall apply to the maximum extent permitted by the Wisconsin Business Corporation Law, particularly Sections 180.0207 and 180.0303 thereof, or any successor provisions, as at the time in effect. The provisions of this Article V shall control during any Emergency, notwithstanding any contrary provisions of these Articles or the Bylaws of the corporation.

As used in this Article V, “Emergency” means a catastrophic event that prevents a quorum of the Board of Directors from being readily assembled.

During any Emergency, the business and affairs of the corporation shall be managed by an interim Board of Directors consisting of so many of the incumbent directors, if any, as are known to be alive and not incapacitated, and whom the corporation is able to contact by normal means of communication, together with provisional directors selected as hereinafter provided. The total number of directors on such interim Board of Directors shall be the lesser of the number determined in or pursuant to the Bylaws, or the number of eligible persons who are known to be alive, are not incapacitated and can be readily contacted by the usual means of communication. The Board of Directors by resolution may from time to time designate a list of provisional directors and the order of priority in which such persons shall become interim directors in the event of Emergency, which designation shall continue in effect until such resolution has been subsequently amended or rescinded or has by its terms ceased to have effect. Interim directors need not be Shareholders of the corporation. In addition to the exercise, on a temporary basis, of all of the powers of the regular Board of Directors, the interim Board of Directors shall have the authority to declare vacancies in any positions of the regular Board of Directors in cases where any incumbent director is incapacitated or missing or otherwise unable to be contacted within a reasonable time, and to fill such vacancies, as well as any vacancy resulting from the death of a director, by electing replacements to the regular Board of Directors to serve until the next succeeding annual meeting of Shareholders.

When an Emergency has occurred, any director or provisional director named in any aforementioned resolution is empowered on behalf of the corporation to declare the provisions of this Article V to be in effect, and to call a meeting of either the regular or an interim Board of Directors on such notice, which may be shorter than the notice provided for in the Bylaws for special meetings of the Board of Directors, as such person may determine to be advisable. In the case of a meeting of the interim Board of Directors, reasonable efforts shall be made to give such notice to all persons who are or may be eligible to serve as interim directors. At the first meeting of any interim Board of Directors, three or more interim directors may act, notwithstanding any other quorum requirement provided by these Articles or the Bylaws of the corporation, and notwithstanding any failure of other interim directors to receive notice of the meeting. Prior to any initial meeting of the interim Board of Directors three or more interim directors, and thereafter a majority of the interim directors who are deemed to be serving as such, may take action as the Board of Directors by telephone meeting, written instrument or other means which reasonably evidences the assent to the action of a majority of such number of interim directors, in lieu of action at a meeting.

ARTICLE VI. ACQUISITION OF OWN SHARES

Subject to the provisions of subsection D(1) of Article III of these Articles, the corporation is authorized to purchase, take, receive or otherwise acquire shares of Common Stock or Preferred Stock of the corporation, with the approval of the Board of Directors, with or without any vote or consent of Shareholders.

ARTICLE VII. AMENDMENTS TO THE ARTICLES

Any lawful amendment of these Articles may be made by affirmative vote by at least the proportion specified below of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred Stock are entitled to cast on the amendment and, if the shares of one or more classes or series are entitled under these Articles of Incorporation or otherwise by law to vote thereon as a class, affirmative vote by the same proportion of the aggregate number of votes which the holders of the then outstanding shares of such one or more classes or series are entitled to cast on the amendment. The proportion referred to above in this Article VII shall be 66 2/3% in the case of any amendment of the provisions set forth in Section D of Article III of these Articles, in this Article VII, and any amendment rendering inapplicable to the corporation Sections 180.1130 through 180.1134, Sections 1140 to 1144, and/or Section 180.1150 of the Wisconsin Business Corporation Law or any successor provisions. Such portion shall be a majority in all other cases.

ARTICLE VIII. EFFECT OF HEADINGS

The descriptive headings in these Articles are inserted herein for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

ARTICLE IX. REGISTERED OFFICE AND AGENT

The address of the registered office of the corporation is 411 E. Wisconsin Avenue, Suite 2040, Milwaukee, Wisconsin 53202-4497, and the name of its registered agent at such address is Lawdock, Inc. The county of such registered office is Milwaukee County.

ARTICLE X. BYLAWS

The Board of Directors shall have the power to adopt, amend and repeal the Bylaws of the corporation to the maximum extent permitted from time to time by Wisconsin law, subject to the rights of the Shareholders to adopt, amend or repeal the Bylaws; provided, however, that Section 10.01(c) (or any successor provision) and the other provisions of the Bylaws referred to therein may be amended or repealed only by the affirmative vote of at least 66 2/3% of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred Stock, voting together as a class, are entitled to cast in an election of directors.

APPENDIX H

BYLAWS

WAUWATOSA HOLDINGS, INC.

A WISCONSIN CORPORATION

ADOPTED

________, 2005

ARTICLE I. OFFICES; RECORDS	1

1.01 Principal and Business Offices	1
1.02 Registered Office and Registered Agent	1
1.03 Corporate Records	1

ARTICLE II. SHAREHOLDERS	2

2.01 Annual Meeting	2
2.02 Special Meetings	2
2.03 Place of Meeting	2
2.04 Notices to Shareholders	2
2.05 Fixing of Record Date	3
2.06 Shareholder List	4
2.07 Quorum and Voting Requirements	4
2.08 Conduct of Meetings	5
2.09 Proxies	5
2.10 Voting of Shares	5
2.11 Notice of Shareholder Nominations and/or Proposals	6

ARTICLE III. BOARD OF DIRECTORS	8

3.01 General Powers and Number	8
3.02 Election, Removal, Tenure and Qualifications	8
3.03 Regular Meetings	9
3.04 Special Meetings	10
3.05 Meetings By Telephone or Other Communication Technology	10
3.06 Notice of Meetings	10
3.07 Quorum	11
3.08 Manner of Acting	11
3.09 Conduct of Meetings	11
3.10 Vacancies	11
3.11 Compensation	11
3.12 Presumption of Assent	11
3.13 Committees	12

ARTICLE IV. OFFICERS	12

4.01 Appointment	12
4.02 Resignation and Removal	12
4.03 Vacancies	13
4.04 Chairperson	13
4.05 Chief Executive Officer	13

H-i

4.06 President	14
4.07 Chief Operating Officer	14
4.08 Vice Presidents	15
4.09 Secretary	15
4.10 Treasurer	16
4.11 Assistants and Acting Officers	16
4.12 Salaries	16

ARTICLE V. CERTIFICATES FOR SHARES AND THEIR TRANSFER	16

5.01 Certificates for Shares	16
5.02 Signature by Former Officers	17
5.03 Transfer of Shares	17
5.04 Restrictions on Transfer	17
5.05 Lost, Destroyed or Stolen Certificates	17
5.06 Consideration for Shares	17
5.07 Stock Regulations	18

ARTICLE VI. WAIVER OF NOTICE	18

6.01 Shareholder Written Waiver	18
6.02 Shareholder Waiver by Attendance	18
6.03 Director Written Waiver	18
6.04 Director Waiver by Attendance	18

ARTICLE VII. ACTION WITHOUT MEETINGS	19

7.01 Shareholder Action Without Meeting	19
7.02 Director Action Without Meeting	19

ARTICLE VIII. INDEMNIFICATION	19

8.01 Indemnification for Successful Defense	19
8.02 Other Indemnification	19
8.03 Written Request	20
8.04 Nonduplication	20
8.05 Determination of Right to Indemnification	20
8.06 Advance of Expenses	22
8.07 Nonexclusivity	22
8.08 Court-Ordered Indemnification	23
8.09 Indemnification and Allowance of Expenses of Employees and Agents	23
8.10 Insurance	24
8.11 Securities Law Claims	24
8.12 Liberal Construction	24
8.13 Definitions Applicable to this Article	24

H-ii

ARTICLE IX. SEAL	26

ARTICLE X. AMENDMENTS	26

10.01 By Shareholders	26
10.02 By Directors	26
10.03 Implied Amendments	27

H-iii

ARTICLE I. OFFICES; RECORDS

     1.01 Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     1.02 Registered Office and Registered Agent. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin. The address of the registered office may be changed from time to time by any officer or by the registered agent. The office of the registered agent of the corporation shall be identical to such registered office.

     1.03 Corporate Records. The following documents and records shall be kept at the corporation’s principal office or at such other reasonable location as may be specified by the corporation:

             (a) Minutes of shareholders’ and Board of Directors’ meetings and any written notices thereof.

             (b) Records of actions taken by the shareholders or directors without a meeting.

             (c) Records of actions taken by committees of the Board of Directors.

             (d) Accounting records.

             (e) Records of its shareholders.

             (f) Current Bylaws.

             (g) Written waivers of notice by shareholders or directors (if any).

             (h) Written consents by shareholders or directors for actions without a meeting (if any).

             (i) Voting trust agreements (if any).

             (j) Stock transfer agreements to which the corporation is a party or of which it has notice (if any).

ARTICLE II. SHAREHOLDERS

     2.01 Annual Meeting. The annual meeting of the shareholders shall be held within 150 days after the end of the corporation’s fiscal year, at such date and time within such 150-day period as the board of directors may determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not held on the day fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.

     2.02 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer or the Board of Directors. If, and only to the extent, required by the Wisconsin Business Corporation Law, a special meeting shall be called upon written demand describing one or more purposes for which it is to be held by holders of shares with at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting. The purpose or purposes of any special meeting shall be described in the notice required by Section 2.04 of these Bylaws.

     2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or any special meeting. If no designation is made, the place of meeting shall be the principal office of the corporation but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

     2.04 Notices to Shareholders.

             (a) Required Notice. Written notice, or any other type of notice permitted by the Wisconsin Business Corporation Law, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than five (5) days nor more than sixty (60) days before the date of the meeting (unless a different time is provided by law or the Articles of Incorporation), by or at the direction of the Chairperson of the Board, if there is one, the Chief Executive Officer, the President or the Secretary, to each shareholder entitled to vote at such meeting or, for the fundamental transactions described in subsections (e)(1) to (4) below (for which the Wisconsin Business Corporation Law requires that notice be given to shareholders not entitled to vote), to all shareholders. If mailed, such notice is effective when deposited in the United States mail, and shall be addressed to the shareholder’s address shown in the current record of shareholders of the corporation, with postage thereon prepaid. At least twenty (20) days’ notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which shareholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the corporation’s property, with or without goodwill, otherwise than in the usual and regular course of business.

             (b) Adjourned Meeting. Except as provided in the next sentence, if any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.04, to those persons who are shareholders as of the new record date.

             (c) Waiver of Notice. A shareholder may waive notice in accordance with Article VI of these Bylaws.

             (d) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called, and only business within the purpose described in the meeting notice may be conducted at a special shareholders’ meeting. Except as otherwise provided in subsection (e) of this Section 2.04, in the Articles of Incorporation, or in the Wisconsin Business Corporation Law, the notice of an annual shareholders’ meeting need not include a description of the purpose or purposes for which the meeting is called.

             (e) Fundamental Transactions. If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any restated articles) required to be approved by the shareholders; (2) a plan of merger or share exchange for which shareholder approval is required by law; (3) the sale, lease, exchange or other disposition of all or substantially all of the corporation’s property, with or without good will, otherwise than in the usual and regular course of business; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and in cases (1), (2) and (3) above must be accompanied by, respectively, a copy or summary of the: (1) proposed articles of amendment or a copy of the restated articles that identifies any amendment or other change; (2) proposed plan of merger or share exchange; or (3) proposed transaction for disposition of all or substantially all of the corporation’s property. If the proposed corporate action creates dissenters’ rights, the notice must state that shareholders and beneficial shareholders are or may be entitled to assert dissenters’ rights, and must be accompanied by a copy of Sections 180.1301 to 180.1331 of the Wisconsin Business Corporation Law.

     2.05 Fixing of Record Date. The Board of Directors may fix in advance a date as the record date for one or more voting groups for any determination of shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, such date in any case to be not more than seventy (70) days prior to the meeting or action requiring such determination of shareholders, and may fix the record date for determining shareholders entitled to a share dividend or distribution. If no record date is fixed for the determination of shareholders entitled to demand a shareholder meeting, to notice of or to vote at a meeting of shareholders, or to consent to action without a meeting, (a) the close of business on the day before the corporation receives the first written demand for a shareholder meeting, (b) the close of business on the day before the first notice of the meeting is mailed or otherwise delivered to shareholders, or (c) the close of business on the day before the first written consent to shareholder action without a meeting is received by the corporation, as the case may be, shall be the record date for the determination of shareholders. If no record date is fixed for the determination of shareholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation’s shares), the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     2.06 Shareholder List. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to notice of such meeting, arranged by class or series of shares and showing the address of and the number of shares held by each shareholder. The shareholder list shall be available at the meeting and may be inspected by any shareholder or his or her agent or attorney at any time during the meeting or any adjournment. Any shareholder or his or her agent or attorney may inspect the shareholder list beginning two (2) business days after the notice of the meeting is given and continuing to the date of the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held and, subject to Section 180.1602(2)(b)3 to 5 of the Wisconsin Business Corporation Law, may copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection hereunder. The original stock transfer books and nominee certificates on file with the corporation (if any) shall be prima facie evidence as to who are the shareholders entitled to inspect the shareholder list or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     2.07 Quorum and Voting Requirements. Except as otherwise provided in the Articles of Incorporation or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of shareholders. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by the Wisconsin Business Corporation Law, the Articles of Incorporation or other provisions of these Bylaws. If the Articles of Incorporation or the Wisconsin Business Corporation Law provide for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one (1) voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting.

     2.08 Conduct of Meetings. The Chairperson of the Board, or if there is none, or in his or her absence, the Chief Executive Officer, and in his or her absence, the President, and in the President’s absence, a Vice President in the order provided under Section 4.08 of these Bylaws, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairperson of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

     2.09 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. All proxy appointment forms shall be filed with the Secretary or other officer or agent of the corporation authorized to tabulate votes before or at the time of the meeting. Unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, a proxy appointment may be revoked at any time. The presence of a shareholder who has filed a proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise expressly provided in the appointment form. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity and sufficiency of proxy appointments.

     2.10 Voting of Shares. Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are enlarged, limited or denied by the Articles of Incorporation or the Wisconsin Business Corporation Law. Shares owned directly or indirectly by another corporation are not entitled to vote if this corporation owns, directly or indirectly, sufficient shares to elect a majority of the directors of such other corporation. However, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity. Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

     2.11 Notice of Shareholder Nominations and/or Proposals.

             (a) Except with respect to any nomination or proposal adopted or recommended by the Board of Directors for inclusion in the corporation’s proxy statement for its annual meeting, a shareholder entitled to vote at a meeting may nominate a person or persons for election as a directors or directors and/or propose an action or actions to be taken at a meeting only as follows. Written notice of any shareholder nomination(s) and/or proposal(s) to be considered for a vote at an annual meeting of shareholders must be delivered personally or mailed by Certified Mail-Return Receipt Requested at least eighty (80) days and not more than one hundred ten (110) days before the scheduled date of such meeting to the Secretary of the corporation at the principal business office of the corporation.

           (1) With respect to shareholder nomination(s) for the election of directors, each such notice shall set forth:

          (i) the name and address of the shareholder who intends to make the nomination(s), of any beneficial owner of shares on whose behalf such nomination is being made and of the person or persons to be nominated;

          (ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting (including the number of shares the shareholder owns as of the record date (or as of the most recent practicable date if no record date has been set) and the length of time the shares have been held) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (iii) a description of all arrangements and understandings between the shareholder or any beneficial holder on whose behalf it holds such shares, and their respective affiliates, and each nominee and any other person or persons (naming such person or persons)

pursuant to which the nomination or nominations are to be made by the shareholder;

          (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable) had each nominee been nominated, or intended to be nominated, by the Board of Directors; and

          (v) the consent of each nominee to serve as a director of the corporation if so elected.

       (2) With respect to shareholder proposal(s) for action(s) to be taken at an annual meeting of shareholders, the notice shall clearly set forth:

          (i) the name and address of the shareholder who intends to make the proposal(s);

          (ii) a representation that the shareholder is a holder of record of the stock of the corporation entitled to vote at the meeting (including the number of shares the shareholder owns as of the record date (or as of the most recent practicable date if no record date has been set) and the length of time the shares have been held) and intends to appear in person or by proxy to make the proposal(s) specified in the notice;

          (iii) the proposal(s) and a brief supporting statement of such proposal(s); and

          (iv) such other information regarding the proposal(s) as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable).

        (b) Except with respect to any nomination or proposal adopted or recommended by the Board of Directors for inclusion in the notice to shareholders for a special meeting of shareholders, a shareholder entitled to vote at a special meeting may nominate a person or persons for election as director(s) and/or propose action(s) to be taken at a meeting only if written notice of any shareholder nomination(s) and/or proposal(s) to be considered for a vote at a special meeting is delivered personally or mailed by Certified Mail-Return Receipt Requested to the Secretary of the corporation at the principal business office of the corporation so that it is received in a reasonable period of time before such special meeting and only if such nomination or proposal is within the purposes described in the notice to shareholders of the special meeting. All other notice requirements regarding shareholder nomination(s) and/or proposal(s) applicable to annual meetings also apply to nomination(s) and/or proposal(s) for special meetings.

             (c) The chairperson of the meeting may refuse to acknowledge the nomination(s) and/or proposal(s) of any person made without compliance with the foregoing procedures. This section shall not affect the corporation’s rights or responsibilities with respect to its proxies or proxy statement for any meeting.

ARTICLE III. BOARD OF DIRECTORS

     3.01 General Powers and Number.

             (a) All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors. The number of directors of the corporation shall be not fewer than five (5) nor more than ten (10), with the precise number to be determined from time to time by the Board of Directors.

             (b) The directors shall be divided into three classes as nearly equal in number as possible, with the term of the directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election. At each annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

             (c) The number of directors may be increased or decreased from time to time within the limits provided above, provided that the number of directors of the respective classes shall be as nearly equal as possible, and no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

     3.02 Election, Removal, Tenure and Qualifications.

             (a) Unless action is taken without a meeting under Section 7.01 of these Bylaws, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a shareholders meeting at which a quorum is present; i.e., the individuals with the largest number of votes in favor of their election are elected as directors up to the maximum number of directors to be chosen in the election. Votes against a candidate are not given legal effect and are not counted as votes cast in an election of directors. In the event two (2) or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote.

             (b) Each director shall hold office until the annual meeting of shareholders at which the term of office of his or her class expires, and until the director’s successor shall have been elected or there is a decrease in the number of directors, or until his or her prior death, resignation or removal.

             (c) Directors need not be residents of the State of Wisconsin. Directors shall own not fewer than 100 shares of the Corporation Common Stock. Unless the Articles of Incorporation or these Bylaws provide that a director may not be removed without cause, a director may be removed without cause upon the affirmative vote by the holders of at least 66 2/3% of the aggregate voting power of then-outstanding shares of stock of the Corporation, voting together as a single class, are entitled to be cast in the election of directors. If a director is elected by a voting of shareholders, only the shareholders of that voting group may participate in the vote to remove that director, but such removal of vote shall require the affirmative vote of holders of at least 66 2/3% of the outstanding voting power of that class.

             (d) A director may resign at any time by delivering a written resignation to the Board of Directors, to the Chairperson of the Board (if there is one), to the Chief Executive Officer or to the corporation through the Secretary or otherwise.

             (e) If cumulative voting for directors is not authorized by the Articles of Incorporation, any director or directors may be removed from office for cause by the shareholders if the number of votes cast to remove the director exceeds the number cast not to remove him or her, taken at a meeting of shareholders called for that purpose (unless action is taken without a meeting under Section 7.01 of these Bylaws), provided that the meeting notice states that the purpose, or one of the purposes, of the meeting is removal of the director. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director.

     3.03 Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors and any committee may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

     3.04 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairperson of the Board, if there is one, the Chief Executive Officer, the President or any two (2) directors. Special meetings of any committee may be called by or at the request of the foregoing persons or the chairperson of the committee. The persons calling any special meeting of the Board of Directors or committee may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting called by them, and if no other place is fixed the place of meeting shall be the principal office of the corporation in the State of Wisconsin.

     3.05 Meetings By Telephone or Other Communication Technology.

             (a) Any or all directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (i) all participating directors may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

             (b) If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.

     3.06 Notice of Meetings. Except as otherwise provided in the Articles of Incorporation or the Wisconsin Business Corporation Law, notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the Board shall be given orally, in writing or electronically to each director or committee member at least 24 hours prior to the meeting, except that notice by mail shall be given at least 72 hours prior to the meeting. The notice need not describe the purpose of the meeting. Notice may be communicated in person, by telephone, telegraph, electronic mail or facsimile, or by mail or private carrier, or by any other means permitted by the Wisconsin’s Business Corporation Law. Oral notice is effective when communicated. Written notice is effective as follows: If delivered in person, when received; if given by mail, when deposited, postage prepaid, in the United States mail addressed to the director at his or her business or home address (or such other address as the director may have designated in writing filed with the Secretary); if given by facsimile, at the time transmitted to a facsimile number at any address designated above; and if given by telegraph, when delivered to the telegraph company.

     3.07 Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors as provided in Section 3.01 shall constitute a quorum of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors appointed to serve on a committee shall constitute a quorum of the committee.

     3.08 Manner of Acting. Except as otherwise provided by the Wisconsin Business Corporation Law or the Articles of Incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

     3.09 Conduct of Meetings. The Chairperson of the Board, or if there is none, or in his or her absence, the Chief Executive Officer, or in his or her absence, the President, and in the President’s absence, a Vice President in the order provided under Section 4.08 of these Bylaws, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.

     3.10 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill a vacancy by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a specific later date (because of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

     3.11 Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of directors.

     3.12 Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting, or (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers his or her written dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation immediately after the adjournment of the meeting, or (iv) the director dissents or abstains from the action taken, minutes of the meeting are prepared and fail to show the director’s dissent or abstention from the action taken, and the director delivers to the corporation a written notice of that omission from the minutes promptly after receiving a copy of the minutes. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

     3.13 Committees. Unless the Articles of Incorporation otherwise provide, the Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may create one (1) or more committees, each committee to consist of two (2) or more directors as members, which to the extent provided in the resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise the authority of the Board of Directors, except that no committee may take action which the Wisconsin Business Corporation Law does not permit a committee to take. All members of the Board of Directors who are not members of a given committee shall be alternate members of such committee and may take the place of any absent member or members at any meeting of such committee, upon request by the Chairperson of the Board, if there is one, the Chief Executive Officer, the President or upon request by the chairperson of such meeting. Each such committee shall fix its own rules (consistent with the Wisconsin Business Corporation Law, the Articles of Incorporation and these Bylaws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating a committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of authority. The creation of a committee, delegation of authority to a committee or action by a committee does not relieve the Board of Directors or any of its members of any responsibility imposed on the Board of Directors or its members by law.

ARTICLE IV. OFFICERS

     4.01 Appointment. The principal officers shall include a Chief Executive Officer, a President, one or more Vice Presidents (the number and designations to be determined by the Board of Directors), a Secretary, and such other officers, if any, as may be deemed necessary by the Board of Directors, each of whom shall be appointed by the Board of Directors. The Board may also designate an executive or a non-executive Chairperson of the Board, a Chief Operating Officer and/or a Treasurer. Any two or more offices may be held by the same person.

     4.02 Resignation and Removal. An officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. An officer may resign at any time by delivering an appropriate written notice to the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Any officer may be removed by the Board of Directors with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the officer and the corporation or otherwise provided by law. Appointment shall not of itself create contract rights.

     4.03 Vacancies. A vacancy in any office because of death, resignation, removal or otherwise, shall be filled by the Board of Directors. If a resignation is effective at a later date, the Board of Directors may fill the vacancy before the effective date if the Board of Directors provides that the successor may not take office until the effective date.

     4.04 Chairperson. The Board of Directors may elect a Chairperson (or Chairman or Chairwoman) of the Board, in which case it shall designate whether or not such position is an executive officer position. The Chairperson shall preside at all meetings of the Board of Directors and the shareholders; in the absence of the Chairperson, the Chief Executive Officer shall preside at such meetings. The Chairperson may perform other duties as the Chief Executive Officer or the Board may prescribe.

     4.05 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the control and direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. The Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or directed by the Board of Directors, the Chief Executive Officer may authorize the Chairperson, the President, the Chief Operating Officer, any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairperson, the Chief Executive Officer shall preside at meetings of the shareholders and the Board of Directors.

     4.06 President. The Board of Directors shall elect a President. The President shall perform all the duties incident to the office of President and shall perform such duties as the Chief Executive Officer (if the President is not the Chief Executive Officer) or the Board may prescribe. The President shall also assist in the discharge of supervisory, managerial and executive duties and functions. If the President is not the Chief Executive Officer, in the absence of the Chief Executive Officer, or in the event of his or her death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting shall have the powers and duties of the Chief Executive Officer. The President shall have the authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors and, except as otherwise provided by law or directed by the Board of Directors or the Chief Executive Officer, the President may authorize the Chief Operating Officer or any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place or stead.

     4.07 Chief Operating Officer. The Chief Operating Officer, if one is designated, shall assist the Chief Executive Officer and the President in the discharge of supervisory, managerial and executive duties and functions. In the absence of the Chief Executive Officer and the President, or in the event of their death, inability or refusal to act, the Chief Operating Officer shall perform the duties of the President and when so acting shall have the powers and duties of the President. In general, he or she shall perform such other duties as from time to time may be designated to him by the Board of Directors or the Chief Executive Officer. In addition, the Chief Operating Officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors and, except as otherwise provided by law or directed by the Board of Directors or the Chief Executive Officer, the Chief Operating Officer may authorize any vice president or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place or stead.

     4.08 Vice Presidents.

             (a) The Board of Directors shall appoint one or more Vice Presidents. The Board of Directors may designate various classes, ranks or other designations of Vice President, such as Executive Vice President and Senior Vice President. In the event of such designations, all references to Vice Presidents include any such persons. The Board of Directors also may designate an order of priority among the Vice Presidents.

             (b) In the absence of the Chairperson, the Chief Executive Officer, the President and the Chief Operating Officer, or in the event of such other officers’ death, inability or refusal to act, or in the event for any reason it shall be impracticable for such other officers’ to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the Chief Executive Officer, the President and the Chief Operating Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer, the President and the Chief Operating Officer. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President, the Chief Operating Officer or the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of the Vice President’s authority to act in the stead of the President or other appropriate officer.

     4.09 Secretary. The Secretary shall: (a) keep (or cause to be kept) regular minutes of all meetings of the shareholders, the Board of Directors and any committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the corporation under its seal; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chairperson, the Chief Executive Officer, the President, the Chief Operating Officer or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors.

     4.10 Treasurer. If the Board of Directors appoints a Treasurer, the Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the corporation; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors.

     4.11 Assistants and Acting Officers. The Board of Directors and the Chief Executive Officer shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in the officer’s stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or Chief Executive Officer shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the Chief Executive Officer.

     4.12 Salaries. The salaries of the principal officers shall be fixed from time to time by, or at the direction of, the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

ARTICLE V. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     5.01 Certificates for Shares. All shares of this corporation shall be represented by certificates. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. At a minimum, a share certificate shall state on its face the name of the corporation and that it is organized under the laws of the State of Wisconsin, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, that the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the front or back of the certificate must contain either (a) a summary of the designations, relative rights, preferences and limitations applicable to each class, and the variations in the rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or (b) a conspicuous statement that the corporation will furnish the shareholder the information described in clause (a) on request, in writing and without charge. Such certificates shall be signed, either manually or in facsimile, by the Chairperson, the Chief Executive Officer, the President, the Chief Operating Officer

or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 5.05.

     5.02 Signature by Former Officers. If an officer or assistant officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, has ceased to be such officer or assistant officer before such certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were still an officer or assistant officer at the date of its issue.

     5.03 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, and unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the shareholder, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. The corporation may require reasonable assurance that all transfer endorsements are genuine and effective and in compliance with all regulations prescribed by or under the authority of the Board of Directors.

     5.04 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction upon the transfer of such shares imposed by the corporation or imposed by any agreement of which the corporation has written notice.

     5.05 Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) if required by the corporation, files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

     5.06 Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time and determined to be adequate by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable by the corporation.

     5.07 Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation, including the appointment or designation of one or more stock transfer agents and one or more registrars.

ARTICLE VI. WAIVER OF NOTICE

     6.01 Shareholder Written Waiver. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, shall contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law except that the time and place of meeting need not be stated, and shall be delivered to the corporation for inclusion in the corporate records.

     6.02 Shareholder Waiver by Attendance. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to both of the following:

             (a) Lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

             (b) Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     6.03 Director Written Waiver. A director may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or the Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the corporation.

     6.04 Director Waiver by Attendance. A director’s attendance at or participation in a meeting of the Board of Directors or any committee thereof waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE VII. ACTION WITHOUT MEETINGS

     7.01 Shareholder Action Without Meeting. Action required or permitted by the Wisconsin Business Corporation Law to be taken at a shareholders’ meeting may be taken without a meeting only by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by the shareholders consenting thereto and delivered to the corporation for inclusion in its corporate records. A consent hereunder has the effect of a meeting vote and may be described as such in any document. The Wisconsin Business Corporation Law requires that notice of the action be given to certain shareholders and specifies the effective date thereof and the record date in respect thereto.

     7.02 Director Action Without Meeting. Unless the Articles of Incorporation provide otherwise, action required or permitted by the Wisconsin Business Corporation Law to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the corporation. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.

ARTICLE VIII. INDEMNIFICATION

     8.01 Indemnification for Successful Defense. Within twenty (20) days after receipt of a written request pursuant to Section 8.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

     8.02 Other Indemnification.

             (a) In cases not included under Section 8.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

          (1) A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

          (2) A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

          (3) A transaction from which the director or officer derived an improper personal profit.

          (4) Willful misconduct.

              (b) Determination of whether indemnification is required under this Section shall be made pursuant to Section 8.05.

              (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

     8.03 Written Request. A director or officer who seeks indemnification under Sections 8.01 or 8.02 shall make a written request to the corporation.

     8.04 Nonduplication. The corporation shall not indemnify a director or officer under Sections 8.01 or 8.02 to the extent the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

     8.05 Determination of Right to Indemnification.

             (a) Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under Section 8.02 shall select one of the following means for determining his or her right to indemnification:

          (1) By a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

          (2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.

          (3) By a panel of three (3) arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected.

          (4) By an affirmative vote of shares represented at a meeting of shareholders at which a quorum of the voting group entitled to vote thereon is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

           (5) By a court under Section 8.08.

           (6) By any other method provided for in any additional right to indemnification permitted under Section 8.07.

               (b) In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under Section 8.02 should not be allowed.

               (c) A written determination as to a director’s or officer’s indemnification under Section 8.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).

               (d) If it is determined that indemnification is required under Section 8.02, the corporation shall pay all liabilities and expenses not prohibited by Section 8.04 within ten (10) days after receipt of the written determination under (c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

     8.06 Advance of Expenses. Within ten (10) days after receipt of a written request by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

             (a) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.

             (b) A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 8.05 that indemnification under Section 8.02 is not required and that indemnification is not ordered by a court under Section 8.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

     8.07 Nonexclusivity.

             (a) Except as provided in (b), Sections 8.01, 8.02 and 8.06 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:

          (1) The Articles of Incorporation.

          (2) A written agreement between the director or officer and the corporation.

          (3) A resolution of the Board of Directors.

          (4) A resolution, after notice, adopted by a majority vote of all of the corporation’s voting shares then issued and outstanding.

             (b) Regardless of the existence of an additional right under (a), the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under Section 8.02(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

             (c) Sections 8.01 to 8.13 do not affect the corporation’s power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances.

          (1) As a witness in a proceeding to which he or she is not a party.

          (2) As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.

     8.08 Court-Ordered Indemnification.

             (a) Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under Section 8.05(a)(5) or for review by the court of an adverse determination under Section 8.05(a) (1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

             (b) The court shall order indemnification if it determines any of the following:

          (1) That the director or officer is entitled to indemnification under Sections 8.01 or 8.02.

          (2) That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 8.02.

             (c) If the court determines under (b) that the director or officer is entitled to indemnification, the corporation shall pay the director’s or officer’s expenses incurred to obtain the court-ordered indemnification.

     8.09 Indemnification and Allowance of Expenses of Employees and Agents. The corporation shall indemnify an employee of the corporation who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract.

     8.10 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 8.01, 8.02, 8.06, 8.07 and 8.09.

     8.11 Securities Law Claims.

             (a) Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 8.01 to 8.10.

             (b) Sections 8.01 to 8.10 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

     8.12 Liberal Construction. In order for the corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where Section 8.09 of these Bylaws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

     8.13 Definitions Applicable to this Article. For purposes of this Article:

             (a) “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.

            (b) “Corporation” means this corporation and any domestic or foreign predecessor of this corporation where the predecessor corporation’s existence ceased upon the consummation of a merger or other transaction.

            (c) “Director or officer” means any of the following:

                (1) An individual who is or was a director or officer of this corporation.

                (2) An individual who, while a director or officer of this corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

                (3) An individual who, while a director or officer of this corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

                (4) Unless the context requires otherwise, the estate or personal representative of a director or officer.

For purposes of this Article, it shall be conclusively presumed that any director or officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an affiliate shall be so serving at the request of the corporation.

            (d) “Expenses” include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

            (e) “Liability” includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

            (f) “Party” includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

            (g) “Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding,

whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.

ARTICLE IX. SEAL

             The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal.”

ARTICLE X. AMENDMENTS

     10.01 By Shareholders.

             (a) These Bylaws may be amended or repealed and new Bylaws may be adopted by the shareholders by the vote provided in Section 2.07 of these Bylaws or as specifically provided below.

             (b) If authorized by the Articles of Incorporation, these Bylaws may include, and the shareholders may adopt or amend, a Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise is provided in the Wisconsin Business Corporation Law. The adoption or amendment of a Bylaw that adds, changes or deletes a greater or lower quorum requirement or a greater voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect.

             (c) Notwithstanding any other provision of these Bylaws, any amendment of Section 2.02, 2.07, 2.11, 3.01, 3.02, 7.01, 10.01 or 10.02 of these Bylaws may only be adopted by the affirmative vote of the holders of 66 2/3% of the voting power of all shares of the Corporation entitled to vote thereon.

     10.02 By Directors. Except as the Articles of Incorporation may otherwise provide, these Bylaws may also be amended or repealed and new Bylaws may be adopted by the Board of Directors by the vote provided in Section 3.08, but (a) no Bylaw adopted by the shareholders shall be amended, repealed or readopted by the Board of Directors if the Bylaw so adopted so provides and (b) a Bylaw adopted or amended by the shareholders or designated in Section 10.01(c) of these Bylaws that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the Wisconsin Business Corporation Law may not be amended or repealed by the Board of Directors unless the Bylaw expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a Bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence. A Bylaw that fixes, provides or requires a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise is provided in the Wisconsin Business Corporation Law may not be adopted, amended or repealed by the Board of Directors.

     10.03 Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

APPENDIX I

Wauwatosa Savings Bank
Branch Office Locations

Corporate Center
11200 West Plank Court
Wauwatosa, Wisconsin 53226

Oak Creek Office
6560 South 27th Street
Oak Creek, Wisconsin 53154

Oconomowoc Office
1233 Corporate Center Drive
Oconomowoc, Wisconsin 53066

Pewaukee Office
1230 George Towne Drive
Pewaukee, Wisconsin 53072

Pewaukee In-Store Office
1405 Capital Drive
Pewaukee, Wisconsin 53072

Waukesha Office
1710 Paramount Drive
Waukesha, Wisconsin 53196

Wauwatosa Office*
7500 West State Street
Wauwatosa, Wisconsin 53213

*Drive-Thru located at 7136 West State Street

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